UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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UNIVERSAL LOGISTICS HOLDINGS, INC.
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UNIVERSAL LOGISTICS HOLDINGS, INC.

12755 E. Nine Mile Road

Warren, Michigan 48089

(586) 920-0100

www.universallogistics.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 24, 2024

To our Shareholders:

You are cordially invited to attend the 2024 annual meeting of shareholders of Universal Logistics Holdings, Inc., a Michigan corporation. The meeting will be held at 12225 Stephens Road, Warren, Michigan 48089, on April 24, 2024, at 10:00 a.m. local time. The meeting is being held for the following purposes:

1.
To elect 11 directors to serve for the ensuing year.
2.
To approve the Universal Logistics Holdings, Inc. 2024 Equity Incentive Plan.
3.
To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2024.
4.
To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These matters are more fully described in the accompanying proxy statement. Only shareholders of record of our common stock as of the close of business on March 8, 2024 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. We ask that you vote your shares as soon as possible.

By order of the board of directors,

/s/ Steven Fitzpatrick
Steven Fitzpatrick
Vice President – Finance and Investor Relations, Secretary

March 29, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 24, 2024:

The Proxy Statement and our Annual Report on Form 10-K for the Year Ended December 31, 2023 are available at www.proxyvote.com.

Universal Logistics Holdings, Inc.

_______________

Proxy Statement

For the Annual Meeting of Shareholders

To Be Held on April 24, 2024

_______________

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

This proxy statement sets forth information relating to the solicitation of proxies by the Board of Directors (the “Board”) of Universal Logistics Holdings, Inc. (“Universal” or the “Company”) in connection with our 2024 Annual Meeting of Shareholders or any adjournment or postponement thereof (the “Annual Meeting”). This proxy statement is being furnished by our Board for use at the Annual Meeting to be held on April 24, 2024 at 10:00 a.m. Eastern Time. The meeting will be held at 12225 Stephens Road, Warren, Michigan 48089.

This proxy statement and form of proxy are first being mailed on or about March 29, 2024 to our shareholders of record as of the close of business on March 8, 2024 (the “Record Date”).

The following answers address some questions you may have regarding the Annual Meeting. These questions and answers may not include all of the information that may be important to you, and you should refer to the more detailed information contained elsewhere in this proxy statement.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our shareholders will act upon the matters outlined in the accompanying notice. Those matters include electing our directors, voting to approve the Universal Logistics Holdings, Inc. 2024 Equity Incentive Plan, and ratifying the appointment of our independent public accounting firm. We will also consider such other business as may properly come before the meeting.

Who is entitled to vote?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of the meeting and to vote their shares at the meeting. Holders of our common stock are entitled to one vote per share.

What is the difference between a shareholder of record and a street name holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, you are a shareholder of record. If your shares are held in the name of a broker, bank, trust, or other nominee as a custodian, you are a street name holder.

Who can attend the Annual Meeting?

All shareholders as of the Record Date or their duly appointed proxies may attend the Annual Meeting. Depending on the then-current conditions, attendees may be subject to health screening procedures consistent with practices advised by governmental authorities or otherwise then in effect for visitors entering the meeting location, and seating may be limited to comply with applicable governmental guidelines.

What is required for admission to the Annual Meeting?

Shareholders planning to attend the Annual Meeting must notify the Company at least 24 hours in advance of the meeting by contacting our corporate secretary, Steven Fitzpatrick, at (586) 920-0100. Shareholders who are street name holders must also bring a copy of a brokerage statement reflecting their ownership as of the Record Date in order to attend the Annual Meeting. Shareholders who vote their shares by proxy do not need to attend the Annual Meeting. The Company urges all shareholders to promptly submit their proxy for the meeting regardless of whether you plan to attend in person. Your vote is important.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are authorizing the people appointed as proxies by our Board to vote your shares as indicated on the proxy card.

What constitutes a quorum?

The authorized capital stock of Universal consists of 100,000,000 shares of common stock, no par value. As of the Record Date, 26,309,223 shares of our common stock are outstanding and entitled to vote. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote on the Record Date will constitute a quorum, permitting business to be conducted at the meeting. Proxies that are received and marked as withholding authority, abstentions, and broker non-votes will be included in the calculation of the number of shares considered to be represented at the meeting.

How do I vote?

You may vote by mail or by following the alternative voting procedures described on the accompanying proxy card. If you complete, sign and return the proxy card, it will be voted as you direct. If no choice is specified on a signed proxy card, the persons named as proxies will vote in accordance with the recommendations of the Board, as set out below.

If you hold shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Under current stock exchange rules, brokers who do not have instructions from their customers may not use their discretion in voting their customers’ shares on certain specific matters that are not considered to be routine matters, including the election of directors, executive compensation, and other significant matters. The proposals in this proxy statement to elect the nominees for director and to approve the Company’s 2024 Equity Incentive Plan are not considered to be routine matters. Therefore, without your specific instructions, your shares will not be voted on these matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such broker non-votes, however, will be counted in determining whether there is a quorum. You should follow the directions provided by your nominee regarding instructions on how to vote your shares.

The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm is considered a routine matter. If beneficial owners fail to give voting instructions, then brokers, banks, and other nominees will have the discretionary authority to vote shares of our common stock with respect to this proposal.

You may vote in person at the meeting if you are a shareholder of record as of the Record Date.

What is a broker non-vote?

Generally, a broker non-vote occurs when a broker, bank or other nominee holding shares in street name for a customer is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the nominee on how to vote, and (2) the nominee lacks discretionary voting power to vote such issues. Under NASDAQ rules, a nominee does not have discretionary voting power with respect to the approval of non-routine matters absent specific voting instructions from the beneficial owners of such shares.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with each proposal in this proxy statement. In summary, the Board recommends a vote:

•
“FOR” the election of the nominated slate of directors.
•
“FOR” the proposal to approve the 2024 Equity Incentive Plan.
•
“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.

What vote is required to approve each proposal?

•
Election of Directors. The affirmative vote of the holders of shares of our common stock representing a plurality of the shares of our common stock voting on the matter is required for the election of directors. Votes withheld and broker non-votes are not counted toward a nominee’s total number of votes.
•
Other Proposals. For the other proposals, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted. It will, however, be counted for purposes of determining whether there is a quorum. Accordingly, abstention will have no effect on the outcome of the vote.

Are there other matters to be voted on at the Annual Meeting?

As of the date of this proxy statement, our Board does not know of any other matters that may come before the meeting. Should any other matter requiring a vote of the shareholders arise and be properly presented at the meeting, the proxy included with this proxy statement confers upon the persons named in the proxy and designated to vote the shares discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

Can I revoke or change my proxy after I return my proxy card?

Yes. Any proxy may be revoked by a shareholder at any time before it is exercised at the meeting by delivering to our secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

Universal is paying the expenses involved in preparing, assembling, and mailing these proxy materials and all costs of soliciting proxies. Our executive officers and other employees may solicit proxies, without additional compensation, personally and by telephone and other means of communication. We will reimburse brokers and others holding our common stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners.

How many directors are there?

Our bylaws provide that the number of directors shall not be less than one or more than 13 members, with the precise number to be fixed by resolution of the Board. Currently, we have 11 directors. The Board has recommended 11 nominees for election at the meeting.

How long do directors serve?

Our bylaws provide that each director holds office until the subsequent annual meeting of shareholders after the director’s election and until a successor is elected and qualified, or until the director’s earlier resignation, removal from office, or death. The shareholders of the Company elect successors for directors whose terms have expired at the meeting. The Board elects members to fill new membership positions and vacancies in unexpired terms on the Board.

Do the shareholders elect the executive officers?

No. Executive officers are elected by the Board and hold office until their successors are elected and qualified or until the earlier of their death, retirement, resignation, or removal.

Our Website

We maintain a website at www.universallogistics.com. The information on our website is not a part of this proxy statement, and it is not incorporated into any other filings we make with the SEC. We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures typically will be included within the Investor Relations section of our website. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, and public conference calls and webcasts.

Whether or not you plan to attend the Annual Meeting, you are urged to promptly submit your proxy.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Directors

Our Board currently consists of 11 directors. Members of our Board are elected annually to serve until the next annual meeting of shareholders or until their successors are elected and qualified. Our Board has nominated for election each of the current directors. The biography of each of the nominees below contains information regarding the person’s service as director, business experience, director positions held currently or at any time during the last five years, and the experience, qualifications, attributes, or skills that caused the Board to determine that the person should serve as a director.

Grant E. Belanger	Director Since 2016

Grant E. Belanger, age 63, is currently the principal of G. Belanger Consultants LLC, a management consulting firm. Mr. Belanger retired in 2015 from Ford Motor Company. There, he held various management positions for 30 years, including executive director of Material Planning and Logistics. Mr. Belanger previously served as a member of the board of directors of Ford Otosan, a publicly traded joint venture between Ford and Koc Holding located in Kocaeli, Turkey. He currently serves on our Audit Committee. Mr. Belanger brings to the Board demonstrated leadership abilities and a keen understanding of the transportation, logistics, and manufacturing businesses, both domestically and internationally. His ability to offer the original equipment manufacturer (OEM) perspective on critical business issues is invaluable to the Board.

Frederick P. Calderone	Director Since 2009

Frederick P. Calderone, age 73, retired in 2016 after over 20 years of service as a vice president of a diversified holding company headquartered in Warren, Michigan. During his career, Mr. Calderone was widely recognized for his expertise in corporate, partnership and individual income tax matters; estate planning; tax planning for multinational businesses; mergers, acquisitions and commercial transactions; tax controversies and litigation; and corporate accounting. Earlier in his career, Mr. Calderone was a partner with Deloitte, Haskins, & Sells. Mr. Calderone has also served as a member of the board of directors of P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) since 1998. Mr. Calderone possesses a long history of advising and providing executive oversight to transportation and logistics companies. With his thorough understanding of financial reporting, generally accepted accounting principles, financial analytics, taxation, and budgeting, Mr. Calderone brings to the board a unique combination of expertise in accounting, strategic planning, and finance.

Daniel J. Deane	Director Since 2009

Daniel J. Deane, age 68, has served as president of Nicholson Terminal & Dock Company since 1990. Mr. Deane also serves as president of Shamrock Chartering Company and has been a member of the Society of Naval Architects and Marine Engineers since 1985. He is a member of the International Stevedoring Council. Previously, Mr. Deane served on the board of Southern Wayne County Regional Chamber and is a past president of the Port of Detroit Operators Association. He currently serves on our Audit Committee. Mr. Deane possesses significant experience in operations, management, finance, and strategic planning for various companies in the transportation industry. His deep knowledge of not only operators providing numerous modes of transportation services but also the practices and procedures of OEMs and other shippers qualifies Mr. Deane as an instrumental resource in his capacity as a director.

Clarence W. Gooden	Director Since 2018

Clarence W. Gooden, age 72, retired from CSX Corporation in May 2017. During his 47 years at CSX, Mr. Gooden held numerous leadership positions, including vice chairman and president from September 2015 through February 2017. Mr. Gooden currently serves on the advisory board of Argo Consulting, LLC, an operations improvements consulting firm. He previously served as a director of the National Association of Manufacturers, TTX Company, and the National Freight Transportation Association and as a member of the Atlanta Federal Reserve Bank’s Trade and Transportation Advisory Council. Mr. Gooden possesses extensive experience and a network of relationships in railroads, transportation, logistics, finance, energy, and commodities. A proven industry leader, he brings the perspective and insight of a successful transportation executive to the board’s role in formulating and evaluating the Company’s business planning and execution.

Marcus D. Hudson	Director Since 2023

Marcus D. Hudson, age 53, is a Senior Managing Director of Calderone Advisory Group. Mr. Hudson has more than 25 years of financial executive leadership, consulting and advisory experience across a broad range of industries including manufacturing, municipalities, and utilities. He previously served as the Chief Financial Officer and Treasurer at both the Wayne County Airport Authority and the Detroit Water and Sewer System. Before his time in these roles, Mr. Hudson served in senior leadership at Tecumseh Products Company, a global manufacturer of residential and commercial refrigeration compressors, and BBK, Ltd., a boutique financial advisory and turnaround firm. Mr. Hudson is a Certified Public Accountant, Certified Managerial Accountant, Certified Turnaround Professional, Certified Insolvency & Restructuring Advisor, and series-3 Certified Trading Advisor. He holds degrees from the University of Michigan, Ross School of Business (M.B.A.) and Michigan State University (B.A., Accounting). Mr. Hudson has a wealth of experience and a deep understanding of not only finance and accounting but also the Company’s customer base. His extensive experience brings a unique perspective that will enhance the Board during a transformational time in the transportation industry.

Matthew T. Moroun	Director Since 2004

Matthew T. Moroun, age 50, is chairman of our Board. He is also currently chairman of our executive committee and our Compensation Committee. Mr. Moroun significantly influences the management and operating policies of other family-owned businesses engaged in transportation, insurance, business services, and real estate development and management. He has served as a director of P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) since 1992 and its chairman since 2007. Mr. Moroun is the father of Matthew J. Moroun, a member of our Board. Mr. Moroun’s long-term, substantive leadership experience allows him to provide operational, financial, business, capital markets, and strategic expertise to our Board. He possesses first-hand knowledge of market-leading practices in our industry. His perspective on transportation, automotive, real estate, infrastructure, and government relations enhances the Board’s ability to oversee and direct our strategy, business planning, and execution.

Matthew J. Moroun	Director Since 2020

Matthew J. Moroun, age 23, is a director of Universal. He is also employed in other Moroun family-owned businesses engaged in transportation and business services. Mr. Moroun has served as a director of P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) since 2020. Mr. Moroun holds a B.B.A. in Finance from the Mendoza College of Business at the University of Notre Dame. Mr. Moroun is the son of our Chairman, Matthew T. Moroun. Mr. Moroun provides an important perspective to the Board during this period of disruption and transformation in the industry. Additionally, Moroun family members have a special interest in the continuing success of the Company and have always played an important role in the business. Mr. Moroun’s participation on the Board will ensure that the tradition of family stewardship continues.

Tim Phillips	Director Since 2020

Tim Phillips, age 58, became our president and chief executive officer in January 2020. He previously served as Universal’s executive vice president of transportation since January 2019. From October 2009 to January 2019, Mr. Phillips held the position of president of Universal Intermodal Services, Inc., the Company’s intermodal subsidiary. Prior to that role, he served as president of a predecessor to UACL Logistics, LLC from January 2007 to September 2009. He also served as vice president of a predecessor to Universal Intermodal Services, Inc. from October 2004 to December 2006 and held various operational positions there beginning in August 1989. Mr. Phillips holds a Bachelor of Business Administration in Business Management from Eastern Michigan University. His wealth of experience at Universal across several operating segments, along with his knowledge of the day-to-day management of the Company, provides the board an important perspective in establishing and overseeing the financial, operational, and strategic direction of the Company.

Michael A. Regan	Director Since 2013

Michael A. Regan, age 69, is the chief relationship development officer of TranzAct Technologies, Inc., a privately held logistics information company that he co-founded in 1984. Mr. Regan was chief executive officer and chairman of the board for TranzAct until 2011. Prior to starting TranzAct, Mr. Regan worked for Bank of America, PriceWaterhouse, and the Union Pacific Corporation. He is a certified public accountant with a B.S.B.A. from the University of Illinois at Urbana-Champaign. He serves or has served on the boards of numerous industry groups including the American Society of Transportation & Logistics, National Industrial Transportation League and the National Association of Strategic Shippers. He is the past chairman of the Transportation Intermediaries Association Foundation and was the recipient of the 2014 Council of Supply Chain Management Professionals Distinguished Service Award. Mr. Regan’s extensive experience in the logistics industry and his background and experience in both internal and external auditing make him uniquely qualified to serve on our Board.

Richard P. Urban	Director Since 2004

Richard P. Urban, age 82, is chairman of our Audit Committee. Mr. Urban previously served as an executive in various supply and logistics capacities at DaimlerChrysler AG and several of its predecessor companies. He has an M.B.A. from Michigan State University. Mr. Urban brings to the board a comprehensive understanding of the challenges and opportunities in the transportation industry. His management experience with supply and logistics operations not only provide him with insight into our financial affairs but also enable him to conduct effective oversight of the Company’s actions.

H. E. Scott Wolfe	Director Since 2014

H. E. Scott Wolfe, age 78, served as our chief executive officer from December 2012 through December 2014. Mr. Wolfe also served as president and chief executive officer of LINC Logistics Company since its formation in March 2002. Mr. Wolfe led the development of Logistics Insight Corp., a wholly owned subsidiary, and was president of this subsidiary from its formation in 1992 until his retirement in December 2014. Earlier in his career, he was manager of inbound transportation at American Motors Corporation, where he established that company’s first corporate programs for logistics and transportation management. For 15 years, Mr. Wolfe was employed at General Motors, where he held various plant, divisional and corporate responsibilities. Mr. Wolfe has taught college courses in logistics and transportation management. Mr. Wolfe brings to the Board significant insight into our asset-light business model and extensive personal leadership skills.

Director Independence

NASDAQ listing standards generally require that, unless a listed company qualifies as a “controlled company,” a majority of the members of the company’s board of directors must be independent. The listing standards define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. In the case of Universal, more than 50% of the voting power is held by a group of family trusts established for the benefit of members of the Moroun family. Mr. Matthew T. Moroun is trustee of these trusts with investment authority over the shares in the trust and the authority to appoint or remove the special trustee of each trust. Mr. Fred Calderone, a director of the Company, serves as special trustee of these trusts and exercises voting authority over their respective shares. Universal has, therefore, elected to be treated as a “controlled company” in accordance with Rule 5615(c) of the NASDAQ Listing Rules. Accordingly, we are not subject to the NASDAQ rules that would otherwise require us to have (i) a majority of independent directors on the Board, (ii) a compensation committee composed solely of independent directors, and (iii) a nominating committee composed solely of independent directors. Recently, however, our Board reviewed the independence of its director nominees and determined that seven of them, Messrs. Belanger, Deane, Gooden, Hudson, Regan, Urban, and Wolfe, meet the standards for independence required by applicable NASDAQ listing standards. In making this determination, our Board has concluded that none of the independent directors has a relationship that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Structure and Role in Risk Oversight

Our Board has chosen to separate the positions of Chairman and Chief Executive Officer. Mr. Matthew T. Moroun is the Chairman of the Board and Mr. Tim Phillips is the President and Chief Executive Officer. This separation allows for greater oversight by the Board, which is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through the Audit Committee (as disclosed in the committee description below and in its charter), the Environmental, Social and Governance Committee (to which the Board has appointed a representative, Mr. Belanger), and by the full Board, which has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by our committee chairs regarding each committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Board Diversity Matrix (as of March 8, 2024)

Board Size:
Total Number of Directors	11
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	11	0	0	0
Number of directors who identify in any of the categories below:
African American or Black	1	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	10	0	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Undisclosed	0

Board Meetings

During 2023, our board of directors held four meetings. All incumbent directors attended at least 75% of the meetings of our Board, including committees on which they then served, during the period that they served.

Board Committees

Our board of directors maintains and appoints members to three standing committees: Audit Committee, Compensation Committee, and Executive Committee. The membership of these committees, as of March 8, 2024, is as follows:

Audit Committee	Compensation Committee	Executive Committee
Grant E. Belanger	Matthew T. Moroun*	Matthew T. Moroun*
Daniel J. Deane	Tim Phillips	Tim Phillips
Richard P. Urban*

* Committee Chairman

Audit Committee. We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee has three members. Each of the members is an independent director as independence for Audit Committee members is defined in the NASDAQ listing standards and the rules of the SEC. The Audit Committee has a charter that has been approved by our Board and is available on our website, at www.universallogistics.com under the caption of “Investor Relations” and “Corporate Governance.”

The Audit Committee met nine times in 2023. The Audit Committee assists our Board in overseeing our accounting and financial reporting process, internal controls and audit functions, and is directly responsible for the appointment, retention, and compensation of our registered public accounting firm. Our Board has determined that Messrs. Belanger, Deane, and Urban are each qualified as an audit committee financial expert, as that term is defined in the rules of the Securities and Exchange Commission. More information about the Audit Committee is included below under the heading “Audit Committee Report.”

Compensation Committee. Our Board appointed our Chairman of the Board and our Chief Executive Officer as the two members of our Compensation Committee based on our status as a “controlled company” under the NASDAQ Listing Rules. This committee, which met once in 2023, assists our Board in carrying out its responsibilities relating to compensation and benefits for our executive officers. The Compensation Committee’s responsibilities and authority include:

•
Reviewing trends in management compensation and the competitiveness of our executive compensation programs.
•
Overseeing the development of new compensation plans and approving or recommending for determination by our Board certain revisions of existing plans.
•
Determining, or recommending for determination by our Board, the salaries, bonus and other compensation for executive officers and key employees other than our Chief Executive Officer.
•
Reviewing and making recommendations concerning long-term incentive compensation plans, including stock option and other equity-based plans.
•
To the extent eligible to do so, acting as the committee of our Board that administers equity-based plans, incentive compensation plans and employee benefit plans.
•
Reviewing and approving, or recommending to our Board for approval, compensation packages for new officers and severance arrangements for officers.

The full Board evaluates the performance of our Chief Executive Officer and determines his or her salary, bonus and other compensation. The Board also determines the compensation of our directors and administers our equity-based compensation plans with respect to awards to our named executive officers and our directors.

If a member of a committee of our Board is absent from a meeting, the bylaws give board committees authority to unanimously appoint another member of our Board to act at the meeting in place of the absent committee member. While the Compensation Committee could use this authority, it has no plans to do so. The Compensation Committee has the authority to retain compensation consultants but does not currently use compensation consultants. The Compensation Committee operates without a written charter.

Executive Committee. The Executive Committee exercises the authority of our Board in accordance with the bylaws between regular meetings of our Board. The Executive Committee met four times during 2023.

Other. Universal established an Environmental, Social and Governance Committee (the “ESG Committee”) comprised of our Chief Financial Officer, Vice President – Finance and Investor Relations and Secretary, and other subject matter experts. The Board appointed one of its members, Mr. Belanger, as the Board’s representative to serve on the ESG Committee, which reviews and proposes to the Board the Company’s ESG policies, programs and practices. The ESG Committee also, among other things, oversees the Company’s environmental, health and safety performance by reviewing the Company’s standards, policies and conduct relating to these matters and advising on how they might be implemented to comply with applicable legislation, regulation and influential industry standards.

Director Nominating Process. Our Board does not have a nominating committee that nominates candidates for election to our Board. That function is performed by our full Board. Each member of our Board participates in the consideration of director nominees. Our Board believes that it can adequately fulfill the functions of a nominating committee without having to appoint an additional committee to perform that function. Our Board believes that not having a separate nominating committee saves the administrative expense that would be incurred in maintaining such a committee and saves time for directors who would serve on a nominating committee if it were established. As there is no nominating committee, we do not have a nominating committee charter.

At least a majority of our independent directors participate in the consideration of director nominees. These directors are independent, as independence for nominating committee members is defined in the NASDAQ listing standards. However, so long as the Company continues to be a controlled company within the meaning of NASDAQ Rule 5615(c), the Board may be guided by the recommendations of the Company’s controlling shareholders in its nominating process. After discussion and evaluation of potential nominees, the full Board selects the director nominees.

Our Board will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to our Board in care of our secretary, Steven A. Fitzpatrick, at 12755 E. Nine Mile Road, Warren, Michigan 48089. Each recommendation should include a personal biography of the suggested nominee, a description of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected.

Our Board uses an informal process to identify potential Board nominees. Candidates have been recommended by an executive officer or director and considered by our Board and generally have been known to one or more of our Board members. Our Board has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. The Board has determined that the Board as a whole must have the right diversity, mix of characteristics, and skills for the optimal functioning of the Board in its oversight of the Company. In evaluating candidates for nomination, our Board considers the factors it believes to be appropriate, which would generally include the candidate’s independence, personal and professional integrity, business judgment, relevant experience and skills, including those related to transportation and service providers to the automotive industry, and potential to be an effective director in conjunction with the rest of our Board in collectively serving the long-term interests of our shareholders. Although our Board has the authority to retain a search firm to assist in identifying director candidates, there has to date been no need to employ a search firm. Our Board does not evaluate potential nominees for director differently based on whether they are recommended to our Board by a shareholder.

Director Compensation

The following table sets forth the compensation information for the one-year period ending December 31, 2023, for each non-employee director who served during such period.

Name (1)	Fees Earned or Paid in Cash ($)	Fees Earned or Paid in Stock ($) (4)	All Other Compensation ($)	Total ($)
Grant E. Belanger (2)	47,169	11,998	-	59,167
Frederick P. Calderone	35,002	14,998	-	50,000
Daniel J. Deane	55,000	-	-	55,000
Clarence W. Gooden	50,000	-	-	50,000
Marcus D. Hudson (3)	33,430	8,237	-	41,667
Matthew J. Moroun	35,002	14,998	-	50,000
Matthew T. Moroun	85,002	14,998	-	100,000
Michael A. Regan	40,010	9,990	-	50,000
Richard P. Urban	50,002	14,998	-	65,000
H.E. Scott Wolfe	50,000	-	-	50,000

(1)
Our chief executive officer, Mr. Tim Phillips, serves on our Board. He has been omitted from this table since he is an employee of the Company and did not receive any additional compensation for his board service. Mr. Phillips’ compensation is included in the Summary Compensation Table on page 19 of this Proxy Statement.
(2)
The Board appointed Mr. Belanger as its representative to the Company’s Environmental, Social and Governance Committee effective July 26, 2023, and the Company prorated an additional annual retainer of $10,000 for this role to reflect his partial year of service in 2023.
(3)
The board of directors elected Mr. Hudson to the board effective as of April 27, 2023, and the Company prorated his annual compensation for his partial year of service in 2023.
(4)
This column reflects the value of shares of common stock granted as part of the annual retainer paid to non-employee directors based on the closing market price of $25.42 per share of our common stock on May 8, 2023, which was the date of the grant, as reported on the NASDAQ Global Market.

Compensation Arrangements for Non-Employee Directors

Director compensation is determined by our Board. For 2023, we paid our non-employee directors an annual retainer of $50,000. We paid the Chairman, which is a non-officer position, an annual retainer of $100,000. We paid the Chairman of our Audit Committee an additional annual retainer of $15,000, and we paid the other members of the Audit Committee an additional retainer of $5,000. We also paid the Board representative on our Environmental, Social and Governance Committee an additional retainer of $10,000, which was prorated in 2023 for a partial year of service. Each director may elect for the Company to pay up to $15,000 of the annual retainer in the form of shares of the Company’s common stock. The Company pays the cash portion of the annual retainer in two installments, and it pays the stock portion, if any, once annually. We also reimbursed our directors for expenses they incurred in attending board and committee meetings, including expenses for food, lodging, and transportation.

Communications with Directors and Attendance at the Annual Meetings

Shareholders may communicate directly with our Board as a group by writing to our Board, care of the secretary of the Company, 12755 E. Nine Mile Road, Warren, Michigan 48089. Our secretary reviews all correspondence and forwards to our Board a summary of the correspondence, and copies of all of the correspondence that, in the secretary’s opinion, deal with the functions of our Board or any of its committees or that our secretary otherwise determines requires the attention of our Board. Directors may at any time review a log of all of the correspondence that is addressed to our Board and request copies of any and all of the correspondence.

Our Board has a policy of encouraging our directors to attend the Annual Meeting. In 2023, all of our incumbent directors attended the meeting.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to all our directors, officers and employees, including our Chief Executive Officer and our Chief Financial Officer. We have posted a copy of our Code of Business Conduct and Ethics on our website at www.universallogistics.com under the caption “Investor Relations” and “Corporate Governance.” In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Compensation Committee Interlocks and Insider Participation

In 2023, Messrs. Matthew T. Moroun and Tim Phillips served as members of the Compensation Committee for the full year as allowed under NASDAQ Rule 5615(c) based on the Company’s status as a “controlled company.” Mr. Moroun is Chairman of the Board. Mr. Phillips is also a member of our Board. Information regarding certain transactions between Universal and entities controlled by the Moroun family is provided in the section entitled “Transactions With Related Persons” beginning on page 11 of this proxy statement. None of our executive officers serves or served as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves or served as a director or member of our compensation committee.

Derivative Trading, Hedging and Trading Plans

The Company has a policy that prohibits directors, officers and other covered employees from engaging in short-term investment activity in the Company’s securities, such as trading in or writing options, arbitrage trading or day trading. The Company’s policy also prohibits directors and employees from engaging in hedging or monetization transactions, including the through use of financial instruments such as prepaid variable forwards, equity swaps, collars, exchange funds, and any other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, without pre-approval of the chief financial officer. In addition, the Company’s policy requires that directors, officers and other covered employees must inform the office of the chief financial officer before buying or selling any beneficially owned common stock of the Company or entering into a trading plan under the SEC’s Rule 10b5-1.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Audit Committee reviews and approves related person transactions that involve us and are of the type that are required to be disclosed in our proxy statement by SEC rules. A transaction may be a related person transaction if any of our directors, executive officers, owners of more than 5% of our common stock, or members of their immediate family, have a material interest in the transaction and the amount involved exceeds $120,000. The Audit Committee approves a related person transaction if it determines that the transaction is at least as favorable to us as could have been obtained if the transaction had been with a person who is not related to us or is in our best interest.

Mr. Matthew T. Moroun is Chairman of our Board, Compensation Committee and Executive Committee. His son, Mr. Matthew J. Moroun, is also a member of our Board. Although neither of them is an officer of Universal, the Moroun family trusts beneficially own a majority of our outstanding shares. Mr. Matthew T. Moroun is trustee of these trusts with investment authority over the shares in the trusts. See “Director Independence” on page 6. Messrs. Matthew T. and Matthew J. Moroun also exercise significant influence over the management and operating policies of other family-owned businesses engaged in transportation, insurance, business services, and real estate development and management. Subject to our Audit Committee’s review and approval, Universal transacts business with these affiliates in the ordinary course of business.

We are party to a registration rights agreement with various members of the Moroun family dated July 28, 2021. Subject to conditions and exceptions, these shareholders may require us to register their securities if the anticipated aggregate offering price of the securities covered by the registration exceeds $25 million. Also, if we propose to register any of our securities, subject to certain exceptions and limitations, and whether or not the registration is for our own account, we are required to give these shareholders the opportunity to participate in the registration. If a registration is underwritten and the managing underwriter advises us that marketing factors require a limitation on the number of shares that may be underwritten, we generally receive first priority with respect to the shares issued and sold. We generally are required to pay the registration expenses in connection with registrations.

Moroun-affiliated entities provide us with various business and administrative support services, including legal, human resources, tax, and information technology services. The cost of these services is based on the actual or estimated utilization of the specific services and is charged to the Company. These costs totaled $6.4 million and $6.0 million for 2023 and 2022, respectively.

We are also party to a number of other arrangements with Moroun-affiliated entities that we expect to continue for the foreseeable future.

We periodically carry freight for Moroun-affiliated trucking companies in the ordinary course of business at market rates. Revenue for these services totaled $5.1 million in 2023 and $0.7 million in 2022. These trucking companies also provided transportation services to us at market rates in the ordinary course of business. The cost of these services for 2023 and 2022 totaled $0.3 million and $1.1 million, respectively.

We pay Moroun-affiliated entities the direct variable cost of maintenance, fueling, and other operational support costs for services delivered at our affiliate’s trucking terminals that are geographically remote from our own facilities. Such costs are billed when incurred, paid on a routine basis, and reflect actual labor utilization, repair parts costs or quantities of fuel purchased. The cost of these services for 2023 and 2022 totaled $9.2 million and $7.6 million, respectively.

We currently lease 31 office, terminal, and yard facilities from Moroun-affiliated entities based on either month-to-month or contractual multi-year lease arrangements that are billed and paid monthly. At December 31, 2022, we leased 29 such facilities. During 2023 and 2022, we paid an aggregate of $13.6 million and $12.2 million, respectively, in rent and related costs to affiliates. In 2023, we also leased space in one of our terminals to a Moroun-family affiliate. Rental revenues during 2023 and 2022 totaled $1.6 million and $0.2 million, respectively. We believe that the rent we currently pay and receive for these properties is at market rates.

We purchase our employee medical, commercial auto liability, commercial general liability, workers compensation, motor cargo liability, and other insurance from a Moroun-affiliated insurance company. In 2023 and 2022, we paid this affiliate $76.9 million and $73.4 million, respectively. We believe that the rates we paid for these services reflect market rates.

During 2023, we purchased used tractors and new trailers from an affiliate totaling $6.3 million and $5.1 million, respectively. During 2022 used tractors purchases totaled $4.7 million. During 2023, we contracted with an affiliate to provide real property improvements for us totaling $5.3 million. There were no such purchases made in 2022.

In 2022, we executed a real estate contract with an affiliate to acquire a multi-building, office complex located in Warren, Michigan for $8.3 million. The purchase price was established by an independent, third-party appraisal. We paid an initial deposit of $0.2 million in 2022 and paid the balance at closing in the first quarter of 2023.

On August 11, 2023, we purchased 3,750 shares of common stock from our director, Scott Wolfe, for $120,900 upon exercising our right of first refusal pursuant to a restricted stock bonus award agreement.

In 2022, we sold an inactive Mexican subsidiary to an affiliate for approximately $0.1 million. The purchase price was based on the book value of the net assets sold in the transaction, and as such, no gain or loss was recorded.

On May 13, 2022, the Company commenced a “Dutch auction” tender offer to repurchase up to 100,000 shares of the Company’s outstanding common stock at a price of not greater than $28.00 nor less than $25.00 per share. Following the expiration of the tender offer on June 15, 2022, we accepted 164,189 shares, including 64,189 oversubscribed shares tendered, of our common stock for purchase at $28.00 per share, for a total purchase price of approximately $4.6 million, excluding fees and expenses related to the offer. The total number of shares purchased in the tender offer includes 5,000 shares tendered by a director of the Company, Scott Wolfe. We paid for the accepted shares with available cash and funds borrowed under our existing line of credit.

We believe that substantially all of the above transactions were entered into on terms at least as favorable to us as could have been obtained from persons who were not related to us, and each of the transactions was in our best interest. We expect to continue in 2024 certain transactions that are similar to those described above with Moroun-affiliated entities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under the proxy rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

The following table sets forth certain information as of March 8, 2024, regarding beneficial ownership of our common stock by: (i) each person who is known to us to own beneficially more than 5% of our common stock; (ii) each of our directors and nominees; (iii) each of the named executive officers in the Summary Compensation Table on page 19; and (iv) the total for our current directors and named executive officers as a group.

Name or Group of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (2)
5% Shareholders:
FMR LLC (3)	2,290,485	8.7%
Directors, Nominees, and Named Executive Officers:
Matthew T. Moroun (4) (5)	19,198,861	73.0%
Matthew J. Moroun (6)	1,237	*
Grant E. Belanger	688	*
Frederick P. Calderone (7)	590	*
Daniel J. Deane	-	-
Clarence W. Gooden	-	-
Marcus D. Hudson	324	*
Michael A. Regan	393	*
Richard P. Urban	11,237	*
H.E. Scott Wolfe	10,000	*
Tim Phillips	39,379	*
Jude M. Beres	17,111	*
Directors and named executive officers as a group (12 persons)	19,279,820	73.3%
Total Outstanding Shares as of March 8, 2024	26,309,223

* Denotes less than 1%.

(1)
The number of shares beneficially owned includes any shares over which the person has sole or shared voting power or investment power and also any shares that the person can acquire within 60 days of March 8, 2024, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with the person’s spouse) over the shares set forth in the table. Includes shares that may be acquired pursuant to restricted stock awards granted under our stock incentive plan that vest within 60 days of March 8, 2024.
(2)
The percentages shown are based on the 26,309,223 shares of our common stock outstanding as of March 8, 2024, plus the number of shares that the named person or group has the right to acquire within 60 days of that date. For purposes of computing the percentage of outstanding shares of common stock held by each person or group, any shares the person or group has the right to acquire within 60 days of March 8, 2024 are deemed to be outstanding with respect to such person or group but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or group.
(3)
Based on information set forth in a Schedule 13G dated February 9, 2024 filed by FMR LLC which indicates that, as of December 29, 2023, FMR LLC had sole voting power with respect to 2,290,485 shares and sole dispositive power with respect to 2,290,485 shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210. We make no representation as to the accuracy or completeness of the information reported.

(4)
The number of shares shown includes 236,917 shares beneficially owned by Redoubtable, LLC, for which Matthew T. Moroun serves as manager and exercises voting and investment power over the shares. The number of shares shown also includes 11,866,015 shares beneficially owned by the 2020 Irrevocable Lindsay S. Moroun Trust dated November 24, 2020 (“2020 Lindsay Moroun Trust”), 3,871,527 shares beneficially owned by the 2020 Irrevocable Nora M. Moroun Trust (“2020 Nora Moroun Trust”), 3,200,000 shares beneficially owned by the Swiftsure Irrevocable Trust Under Agreement dated December 26, 2012, as decanted November 28, 2020 (“Swiftsure Trust”), and 24,402 shares beneficially owned by the 2020 Irrevocable Agnes Anne Moroun Trust (“2020 AAM Trust”). Matthew T. Moroun serves as trustee of each of these four trusts with investment power over the shares held by each of them. Frederick P. Calderone serves as special trustee of the four trusts with sole voting power over the shares held by each of the trusts. The number of shares shown excludes 285,550 shares owned directly by Matthew T. Moroun’s spouse, Lindsay S. Moroun, and 1,237 shares owned directly by Matthew T. Moroun’s son, Matthew J. Moroun. Matthew T. Moroun disclaims beneficial ownership of the shares held by Lindsay S. Moroun and Matthew J. Moroun, and this disclosure shall not be deemed an admission that Matthew T. Moroun is the beneficial owner of such shares.
(5)
Includes 2,500,000 shares pledged as security.
(6)
The number of shares shown includes 1,237 shares owned by Matthew J. Moroun, individually. The number of shares shown excludes 285,550 shares owned directly by Matthew J. Moroun’s mother, Lindsay S. Moroun, and the 19,198,861 shares beneficially owned by Matthew J. Moroun’s father, Matthew T. Moroun, as set forth in footnote 4 of this table. Matthew J. Moroun disclaims beneficial ownership of the shares held by Lindsay S. Moroun and Matthew T. Moroun, and this disclosure shall not be deemed an admission that Matthew J. Moroun is the beneficial owner of such shares.
(7)
The number of shares shown includes 590 shares owned directly by Mr. Calderone, individually. The number of shares shown excludes 11,866,015 shares beneficially owned by the 2020 Lindsay Moroun Trust, 3,871,527 shares beneficially owned by the 2020 Nora Moroun Trust, 3,200,000 shares beneficially owned by the Swiftsure Trust, and 24,402 shares beneficially owned by the 2020 AAM Trust. Mr. Calderone serves as special trustee of the four trusts with sole voting power over the shares held by each of them, and Matthew T. Moroun serves as trustee of each of these four trusts with investment power over the shares held by each of them. Mr. Calderone disclaims beneficial ownership of the shares held by Matthew T. Moroun, and this disclosure shall not be deemed an admission that Mr. Calderone is the beneficial owner of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% shareholders are also required to furnish us with copies of the reports that they file. To our knowledge, based solely on a review of the copies of the reports furnished to us and representations received from our directors and executive officers, we believe that all reports required to be filed under Section 16(a) for 2023 were timely filed by each person who at any time during the fiscal year was a director or executive officer or held more than 10% of our common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This compensation discussion and analysis explains our compensation program for our named executive officers. Our named executive officers for 2023 are Mr. Tim Phillips, our Chief Executive Officer and President, and Mr. Jude M. Beres, our Chief Financial Officer and Treasurer.

The Compensation Committee has the responsibility for establishing, implementing and continually monitoring our compensation philosophy. The Compensation Committee’s philosophy is to provide our executive leadership with total compensation that is competitive in its forms and levels, as compared to companies of similar size and business area. Generally, the types of compensation and benefits provided to our executive officers are similar to that provided to executive officers by other companies.

Goals and Philosophy

Our primary goal for the compensation of our executive officers is to create long-term value for our shareholders. Our compensation program is intended to attract, motivate, reward and retain the management talent required to achieve our corporate objectives and create long-term value for our shareholders, while at the same time making efficient use of our resources. The compensation of our executive officers is designed to reward financial and operating performance, to align their interests with those of our shareholders, and to encourage them to remain with us.

Executive Officers

Our current executive officers are Messrs. Phillips and Beres.

Name	Age	Position	Years of Service
Tim Phillips	58	President and Chief Executive Officer	34
Jude M. Beres	51	Chief Financial Officer and Treasurer	8

___________________________

Tim Phillips. Mr. Phillips has served as President and Chief Executive Officer since January 2020. He previously served for one year as our Executive Vice president of Transportation. From October 2009 to January 2019, Mr. Phillips held the position of President of Universal Intermodal Services, Inc. Prior to that role, he served as President of the predecessor to UACL Logistics, LLC from January 2007 to September 2009. He also served as Vice President of the predecessor to Universal Intermodal Services, Inc. from October 2004 to December 2006 and held various operational positions there beginning in August 1989. Mr. Phillips holds a Bachelor of Business Administration in Business Management from Eastern Michigan University.

Jude M. Beres. Mr. Beres has served as Chief Financial Officer and Treasurer since March 2016. He previously served as the Company’s Chief Administrative Officer from April 2015 to March 2016. From 1997 to April 2015, Mr. Beres worked for multiple affiliated companies in finance and accounting. Mr. Beres has over 20 years of experience in the less-than-truckload, truckload, intermodal, and logistics industries. He holds a Bachelor of Accountancy from Walsh College.

Elements of Compensation

We have three key elements of compensation: annual base salary, cash incentive compensation, and long-term equity incentives. The annual base salary is intended to attract and retain talented executives and reward them for annual achievement. Cash incentive compensation is intended to motivate our executive officers to achieve specified financial results or superior performance. Long-term equity incentives are intended to align the interests of our executive officers with those of our shareholders by linking compensation to stock price appreciation. In addition, when the criteria for vesting of equity awards includes achieving specified financial results, the equity awards also serve the purpose of motivating our executive officers to achieve those results.

Determining Compensation

Historically, the compensation of our executive officers has been based primarily on the judgment of the Compensation Committee of our Board of Directors. Our Chairman and our Chief Executive Officer serve on the Compensation Committee in accordance with the exemption from the Compensation Committee independence requirements for controlled companies under NASDAQ Rule 5615(c). Currently, the Compensation Committee determines the compensation for our officers and key employees other than the Chief Executive Officer, while the Board makes all decisions regarding the Chief Executive Officer’s compensation and approves the equity awards to the named executive officers.

In determining compensation for our executive officers, the Compensation Committee and the Board consider competitive market compensation paid by other companies, including other transportation and logistics companies, but do not attempt to maintain a specified target percentile within a peer group or otherwise rely on compensation paid by other companies to determine our executive compensation. The Compensation Committee and the Board review and evaluate many factors, including:

•
Universal’s performance and growth
•
Financial measurements such as revenue, revenue growth, net operating income and operating ratio, and trends in those measurements
•
Leadership qualities
•
Ability to achieve strategic objectives
•
Scope and performance of business responsibilities
•
Management experience and effectiveness
•
Individual performance and performance as a management team
•
Current compensation arrangements
•
Long-term potential to maintain and enhance value for our shareholders

Our Board generally does not adhere to rigid formulas or react to short-term changes in business performance in determining the amount and mix of compensation elements but strives to achieve an appropriate mix between annual base salary, cash incentive compensation, and long-term equity incentives to meet our objectives.

The Board receives regular updates on our business results from management and reviews the quarterly financial statements and projections to assess whether executive compensation continues to be properly balanced with and supportive of our business objectives. The Board may also review information, such as reported revenue, profit levels, market capitalization, and disclosed governance practices, regarding comparably sized companies in our industry to assess our comparative performance and organizational structure. The Board uses management updates and peer information as tools to evaluate the connection between executive compensation and our performance as a business. This information is reviewed in a subjective manner. There is no implied direct or formulaic linkage between peer information and our compensation decisions. Our Board takes the view that a close connection between compensation and performance objectives encourages our executive officers to make decisions that will result in significant positive short-term and long-term returns for our business and our shareholders without providing an incentive either to take unnecessary risks or to avoid opportunities to achieve long-term benefits even though they may reduce short-term benefits for the executive officers, the business, or our shareholders.

Based on this information, the Board regularly evaluates both the short-term and long-term performance compensation for the executive officers to ensure alignment with our business objectives. The Committee also works closely with management regarding long-term equity incentives, which emphasize shareholder returns while providing enhanced retention value for key executives.

Risk Assessment of Compensation Programs

We have conducted a review of our compensation programs, including our annual cash and other compensation programs. We believe that our policies and practices are designed to reward individual performance based on our overall Company performance and are aligned with the achievement of both long-term and short-term company goals. Our base salaries are consistent with similar positions at comparable companies and the two components of our bonus programs, operating ratios and revenue growth, are directly tied to the overall success of the organization. Based on our review of our programs, including the above noted items, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Annual Cash Compensation

Base Salary. Our named executive officers receive an annual base salary for services performed during the year. The base salary is established based on the scope of responsibilities, level of experience and expertise, and ability to lead and direct the Company and achieve various financial and operational objectives. Our general compensation philosophy is to pay executive base salaries that are competitive with the salaries of executives in similar positions, with similar responsibilities, at comparable companies. We have not benchmarked our named executive officer base salaries against the base salaries at any particular company or group of companies. The base salaries of our named executive officers are typically established in accordance with their respective employment agreements. They are reviewed and adjusted by the Compensation Committee or the Board, as applicable, on an annual basis after taking into account individual responsibilities, performance, and expectations. The base salaries paid to our named executive officers are set forth in the Summary Compensation Table on page 19.

Annual Cash Incentive Compensation. The practice of the Compensation Committee and the Board is to award an annual cash bonus to each of the named executive officers as part of the officer’s annual compensation. Bonuses are intended to provide the executive with an opportunity to receive additional cash compensation and are based on individual performance and the Company’s performance. The Committee and the Board believe this practice provides an incentive for strong financial and operating performance and aligns the interests of management with the interests of our shareholders.

During 2023, we awarded discretionary cash bonuses to Messrs. Phillips and Beres in the amount of $378,000 and $246,000, respectively. The awards were subject to their continued employment with us, and we paid the awards in March 2024. During 2022, we awarded discretionary cash bonuses to Messrs. Phillips and Beres in the amount of $588,000 and $349,315, respectively. The awards were subject to their continued employment with us, and we paid the awards in March 2023. During 2021, we awarded discretionary cash bonuses to Messrs. Phillips and Beres in the amount of $500,000 and $415,000, respectively. The terms of the awards provided that 20% of the total bonus amounts would be paid in equal installments of 20% during each of the five succeeding years starting in 2022, subject to the recipient’s continued employment with us

Other Compensation

Long-Term Equity Grants. Long-term equity incentives are awarded to our named executive officers under our Stock Incentive Plan as part of our overall compensation package. The Plan authorizes grants of stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock units, and unrestricted common stock. In recent years, the Compensation Committee and the Board have generally utilized long-term equity incentives in the form of restricted stock for our named executive officers. At the time of the Plan’s adoption, a total of 500,000 shares of our common stock, subject to adjustments, were reserved for the issuance of equity awards under the Plan. As of March 8, 2024, there were 233,603 shares available for issuance under the Plan. The Compensation Committee and the Board believe that long-term equity incentives, such as awards of restricted stock, are consistent with the Company’s philosophy and represent an additional vehicle for aligning management’s interests with the interests of our shareholders. When determining the amounts and vesting conditions of long-term incentive grants to be awarded to our named executive officers, the Board considers, among other factors, the business performance of the Company, the responsibilities and performance of the executive, and the performance of our stock price. The long-term incentive grants, if any, awarded to Messrs. Phillips and Beres in 2023 are set forth in the Summary Compensation Table on page 19. The Company granted no plan-based awards to our named executive officers in 2022 and 2021.

Retirement and Health Benefits. We sponsor retirement savings plans for all of our eligible employees, including our executive officers. The plans qualify under section 401(k) of the Internal Revenue Code of 1986 as amended (the “Code”). The plans include different matching provisions depending on which subsidiary or affiliate is involved. Eligible employees, including our executive officers, are allowed to make tax deductible contributions to the plan. For employees considered highly compensated, including our executive officers, we do not match plan contributions. We also offer health, vision and dental insurance to our executive officers.

Perquisites. Our policy is to provide minimal, if any, perquisites for our executive officers. This helps set an example for all employees that personal expenses are not payable from Company funds and helps to control expenses.

Post-Employment Compensation. We do not provide a defined benefit pension plan or post-retirement health insurance coverage for our executive officers or any of our other employees. We do not offer deferred compensation plans and do not have agreements that provide compensation to our executive officers based upon the occurrence of a change in control of the Company. However, our chief executive officer, Mr. Phillips, would be entitled to receive certain compensation if we terminate his employment based on a determination that it would be in our best interest. See “Potential Payments Upon Termination or Change In Control – Payments Upon Termination Based on Our Best Interest” on page 21.

Tax Considerations

Section 162(m) of the Code disallows a federal income tax deduction to public companies for compensation greater than $1 million paid in any tax year to covered executive officers.

As a general matter, while tax deductibility is one of several relevant factors considered by the Committee in determining compensation, we believe that the tax deduction limitation imposed by Section 162(m) should not compromise our access to compensation arrangements that will attract and retain a high level of executive talent. Accordingly, the Committee and our Board will take into consideration a multitude of factors in making executive compensation decisions and may approve executive compensation that is not tax deductible.

Clawback Policy

We adopted a compensation recoupment policy with respect to certain annual incentive payments or long-term incentive payments that may be received by an executive officer, where the payment would be predicated upon achieving certain financial results that were subsequently the subject of a restatement of our financial statements, and a lower payment would have been made to the executive based upon the restated financial results. In such a case, the Board has the authority to seek to recover from the executive officer the amount by which the officer’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Share Ownership Guidelines

We do not have share ownership requirements for our executive officers.

Role of Executive Officers in the Compensation Process

The elements of executive compensation are discussed at meetings of the Compensation Committee and the Board, with significant input from our Chairman and our Chief Executive Officer. Base salary is generally determined annually but may be determined for a multi-year period at the time employment agreements are negotiated with our executive officers. Cash incentive compensation and other bonuses and forms of stock-based compensation are discussed from time to time, but there is no set schedule for making determinations regarding these types of compensation. The Committee and the Board retain considerable flexibility in deciding when to address these matters. In making its compensation decisions, the Board will usually seek input from the executive officers. However, the Board makes the final decisions on the compensation of our Chief Executive Officer and on equity awards to our executive officers, and the Committee makes the final decisions on other compensation to our executive officers. The Committee is authorized to utilize compensation consultants. Neither the Committee nor the Board utilized a compensation consultant regarding 2023 executive compensation.

Shareholder Approval of the Company’s Compensation Programs

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in our proxy statement in accordance with applicable regulations. At our 2017 annual meeting, our shareholders approved our proposal to provide you with this opportunity once every three years. Accordingly, at our 2023 annual meeting, shareholders overwhelmingly approved the say-on-pay resolution presented at the meeting; more than 98% of the shares represented in person or by proxy at the meeting, and more than 97% of votes cast, voted to approve our executive compensation. The Compensation Committee and the Board reviewed these voting results and, given the strong level of support, did not make any changes to our executive compensation program or principles in response to the vote. The next shareholder vote on say-on-pay is scheduled for 2026. Separately, we are required at least once every six years to conduct an advisory shareholder vote on the frequency of the say-on-pay vote. Since we last held an advisory vote on the frequency of the say-on-pay resolution in 2023, the next shareholder vote on the frequency of our say-on-pay vote is scheduled for 2029.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the compensation discussion and analysis included in this proxy statement. Based on the review and discussion, the Committee recommended to the Board that the compensation discussion and analysis be included in this proxy statement for filing with the SEC.

Compensation Committee Members

Matthew T. Moroun, Chairman

Tim Phillips

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2023, 2022, and 2021 concerning the compensation of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Tim Phillips Chief Executive Officer and President	2023	601,950	378,000	252,007	133	1,232,090
	2022	559,269	588,000	-	133	1,147,402
	2021	500,032	500,000	-	133	1,000,165
Jude Beres Chief Financial Officer and Treasurer	2023	503,373	246,000	232,887	133	982,393
	2022	479,375	349,315	-	133	828,823
	2021	456,521	415,000	-	133	871,654

(1)
The amounts shown for 2023 represent discretionary cash bonuses paid in March 2024. The amounts shown for 2022 represent discretionary cash bonuses paid in March 2023. The amount shown for 2021 represent discretionary cash bonuses payable in equal installments of 20% during each of the five succeeding years starting in 2022, subject to the recipient’s continued employment with us.
(2)
The amounts in the stock awards columns relate to time-based restricted stock awards granted in the year represented by the applicable row of the table. The dollar amounts reported represent the fair value of the awards on the grant dates, excluding the effect of estimated forfeitures, as computed in accordance with FASB Topic 718. Assumptions used in the valuation are discussed in Note 14, “Stock Based Compensation,” to the Financial Statements included in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2023.
(3)
The amounts shown represent term life insurance premiums.

Employment Agreements

Tim Phillips. Under our employment agreement with Mr. Phillips, we agreed to pay him an annual salary. Effective December 5, 2022, Mr. Phillips’ base salary was increased to $600,028. The employment agreement also contemplates a restricted stock award of 60,000 shares, which vests in installments of 20,000 shares on January 10, 2024 and January 10, 2026, and installments of 10,000 shares on January 10, 2027 and January 10, 2028. Vesting is subject to his continued employment with the Company. The employment agreement includes provisions regarding termination of employment and non-competition, non-solicitation, and confidentiality obligations to the Company.

Jude Beres. The Company does not have a written employment agreement with Mr. Beres. Effective March 20, 2023, Mr. Beres’ annual base salary was increased to $509,444.

Our executive officers may participate in bonus and other incentive plans that are approved from time to time by our Board or Compensation Committee. The executive officers are also entitled to any fringe benefits that we may provide for our employees in the normal course of our business.

Salary and Bonus Compared to Total Compensation

We have not established a proportion that salary and bonus should be of our executive officers’ total compensation. With respect to Mr. Phillips in 2023, his base salary and discretionary cash bonus constituted 48.9% and 30.7% of his total compensation, respectively. For Mr. Beres in 2023, his base salary and discretionary cash bonus constituted 51.2% and 25.0% of his total compensation, respectively.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2023, regarding outstanding equity awards for each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Tim Phillips	-	-	-	-	-	69,134 (2)	1,937,135	-	-
Jude Beres	-	-	-	-	-	13,441 (3)	376,617	-	-

(1)
Based on the closing market price of $28.02 per share of our common stock as reported on the NASDAQ Global Market on December 29, 2023.
(2)
Includes an award of 60,000 shares that vests in installments of 20,000 shares on January 10 in 2024 and 2026 and installments of 10,000 shares on January 10 in 2027 and 2028. Also includes an award of 9,134 shares that vests in four 25% installments on March 15 in 2024 through 2027.
(3)
Includes an award of 5,000 shares that vests on February 20, 2024 and an award of 8,441 shares that vests in four 25% installments on March 15 in 2024 through 2027.

Stock Vested in 2023

The following table contains information about restricted stock awards vested by each of our named executive officers during 2023.

Name	Option Awards		Stock Awards
	Number of shares acquired on exercise	Value realized on exercise ($)	Number of shares acquired on vesting	Value realized on vesting ($) (1)
Tim Phillips	-	-	2,500	70,050
Jude Beres	-	-	2,500	70,050
(1)
The value is based on the closing market price of $28.02 per share of our common stock on December 29, 2023 as reported on the NASDAQ Global Market.

Potential Payments Upon Termination or Change In Control

Generally, the employment agreements that we enter into with our named executive officers provide for payments that may be made to them following termination of their employment. We discuss below and quantify in the tables that follow the potential payments under our employment agreement with our chief executive officer and the other payments to which our named executive officers would have been entitled upon termination as of December 31, 2023. We do not currently have an employment agreement in place for Mr. Beres, and we do not have any agreements or plans that provide for payments to any of our named executive officers based on the occurrence of a change in control of the Company.

No Payments If There Is a Termination for Just Cause

In the event that one of our named executive officers is terminated for just cause, including conviction of a crime, moral turpitude, gross negligence in the performance of duties, intentional failure to perform duties, insubordination, or dishonesty, we would have no obligation to pay base salary, bonuses or benefits beyond the last day worked.

Payments Upon Death

In the event of the death of one of our named executive officers, we would pay the executive officer his base salary through the date of death.

Payments Upon Disability

In the event that a named executive officer becomes disabled and is unable to perform his duties, we may terminate his employment. If Mr. Phillips’ employment had been terminated due to disability, he would have been entitled to receive his base salary and benefits for three months following the date of disability, plus any bonus earned but not yet paid. We would pay the remaining bonus amounts in one or more installments on the dates contemplated at the time of the awards.

Payments Upon Termination Based on Our Best Interest

In the event that a named executive officer is terminated by our board of directors based upon a determination that such action would serve the Company’s best interest, we would generally have no obligation to pay base salary or benefits beyond the last day worked. However, Mr. Phillips would have been entitled to receive his base salary and COBRA benefits for a period of 12 months following the termination of his employment, subject to his execution of a separation agreement with the Company within 21 days.

Payments Upon Resignation, Including Retirement

Mr. Phillips had the right to resign by providing three months’ written notice of his intent to resign. Following such notice, we were entitled to terminate his employment before the end of the three-month notice period. In the event Mr. Phillips resigned with the required three months’ notice or was terminated following such notice, Mr. Phillips would have been entitled to receive his base salary and COBRA benefits through the end of the three-month notice period. Upon retirement, a named executive officer would also be entitled to receive any bonus amounts earned, but not yet paid. We would pay the remaining bonus amounts in one or more installments on the dates contemplated at the time of the awards.

Employee Obligations

Under his employment agreement, Mr. Phillips agreed not to compete with, or solicit or retain business that is competitive with, our business, or that of specified affiliates of our chairman of the board, Mr. Matthew T. Moroun, for 12 months after his employment with us terminates. Mr. Phillips also agreed that he will not for two years after his employment with us terminates encourage, solicit or otherwise attempt to persuade any of our employees or any employees of the specified affiliates to leave our employment or employment with the specified affiliates. If Mr. Phillips hires one of our employees, he must pay us 30% of the employee’s first year’s gross compensation. Under the employment agreement, Mr. Phillips also agreed to maintain the confidentiality of our proprietary information.

Stock Awards

Unvested shares of restricted stock are generally forfeited at the time of termination. However, certain awards of restricted stock to our named executive officers contain provisions under which the unvested shares will either continue to vest or automatically vest upon a termination due to death, disability, termination without cause, retirement after reaching a specified age or in other circumstances at the discretion of the board of directors or the compensation committee. Our restricted stock bonus award agreements with Mr. Phillips provides that, subject to his compliance with the covenants in his employment agreement that survive his retirement, any unvested shares of restricted stock granted under the agreement will continue to vest in accordance with the agreement’s vesting schedule if Mr. Phillips’ continued service with us terminates due to his voluntary retirement after he reaches the age of 62.

Phillips Employment Agreement

We entered into an employment agreement with Mr. Phillips on January 10, 2020. Mr. Phillips has agreed not to compete with, or solicit or retain business that is competitive with, our business or that of specified affiliates for a period of six months after Mr. Phillips’ employment with us terminates. In the event that Mr. Phillips is terminated in the best interest of the Company, the duration of his covenant not to compete can be extended for one year, in which case Mr. Phillips will be entitled to receive a base salary for a period of 12 months. Mr. Phillips has also agreed that he will not, for a period of 24 months after termination, encourage, solicit or otherwise attempt to persuade any of our employees or any employees of the specified affiliates to leave our employment or employment with the specified affiliates. If Mr. Phillips hires, directly or indirectly, an employee from us or a specified affiliate during the restricted period, Mr. Phillips has agreed to pay us or our affiliate 30% of the employee’s first year’s gross compensation. Under his employment agreement, Mr. Phillips has also agreed to maintain the confidentiality of our proprietary information.

Table of Payments Upon Termination of Employment

The following tables provide information regarding amounts payable to each of our named executive officers for 2023 in connection with the termination of his employment. The amounts shown assume that termination of employment was effective as of December 31, 2023, the last business day of our 2023 fiscal year, and include estimates of the amounts that would have been paid. Except as indicated below, amounts payable under employment agreements would be paid in equal installments pursuant to the Company’s regularly scheduled payrolls. The actual amounts would only be determined upon an officer’s termination of employment.

	Tim Phillips
Benefits and Payments Upon Termination	Just Cause ($)	Death ($)	Disability ($)	Best Interest of the Company ($)(1)	Resignation ($)(2)	Retirement ($)
Base Salary	-	-	150,007	600,028	150,007	150,007
Continuation of Medical and Dental Benefits (3)	-	-	3,935	15,740	-	-
Continuation of Cash Bonus Awards (4)	-	-	288,000	-	-	288,000
Acceleration of Restricted Stock Awards (5)	-	-	-	-	-	-
Total:	-	-	441,942	615,768	150,007	438,007

(1)
Mr. Phillips is entitled to receive his base salary and benefits for a period of 12 months following termination in the best interest of the Company.
(2)
Assumes we would have terminated employment immediately following receipt of notice of intent to resign.
(3)
Represents value of COBRA payments to which Mr. Phillips would have been entitled.
(4)
Upon disability or retirement, Mr. Phillips is entitled to receive any discretionary cash bonus amounts earned but not yet paid. We would pay the remaining bonus amounts in one or more installments on the dates contemplated at the time of the awards.
(5)
Accelerated vesting of any unvested restricted stock awards following voluntary retirement is contingent on Mr. Phillips reaching age 62.

	Jude Beres
Benefits and Payments Upon Termination	Just Cause ($)	Death ($)	Disability ($)	Best Interest of the Company ($)	Resignation ($)	Retirement ($)
Base Salary	-	-	-	-	-	-
Continuation of Medical and Dental Benefits	-	-	-	-	-	-
Continuation of Cash Bonus Awards (1)	-	-	-	-	-	465,000
Acceleration of Restricted Stock Awards	-	-	-	-	-	-
Total:	-	-	-	-	-	465,000

(1)
Upon retirement, Mr. Beres is entitled to receive any discretionary cash bonus amounts earned but not yet paid. We would pay the remaining bonus amounts in one or more installments on the dates contemplated at the time of the awards.

Pension Benefits Table

We do not offer, and the named executive officers did not participate in, any pension plan during any period while employed by us.

Non-Qualified Deferred Compensation

We do not offer, and the named executive officers did not participate in, any non-qualified deferred compensation programs during the fiscal year ended December 31, 2023.

Pay-Ratio Disclosure

The following information relates to the relationship of the annual total compensation of our employees to the annual total compensation of our chief executive officer (“CEO”) for 2023 as calculated in accordance with Regulation S-K.

We provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives, retirement plans, and other benefits. We are disclosing the following pay ratio and supporting information, which compares the annual total compensation of our employees other than our CEO (including full-time, part-time, seasonal and temporary employees) and the annual total compensation of our CEO as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2023, our last completed fiscal year:

•
The median annual total compensation of all employees other than our CEO was $56,157.
•
The total compensation of our CEO was $1,232,090.

Based on this information, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was 22 to 1.

Our median employee was originally determined as of December 31, 2022. For 2023, we used the same median employee, as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

We calculated our median employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $56,157. The median employee’s annual total compensation includes salary, wages, and tips as reflected in our payroll records. During this analysis, we annualized the compensation for employees hired during the year. We excluded equity awards and bonus payments from our compensation measure because we did not widely distribute such awards and bonuses to our employees. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

Pay Versus Performance Table

The following table sets forth information for the fiscal years ended December 31, 2023, 2022, 2021, and 2020 concerning the compensation of our named executive officers relative to our performance.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Non-CEO NEOs (3)	Average Compensation Actually Paid to Non-CEO NEOs (2)(3)	Total Shareholder Return (4)	Peer Group Total Shareholder Return (5)	Net Income	Operating Margin (7)
2023	1,232,090	908,818	982,393	956,923	157	131	92,901,000	8.8%
2022	1,147,402	2,055,927	828,823	935,448	185	98	168,632,000	11.9%
2021	1,000,165	896,040	871,654	862,679	103	120	73,733,000	5.9%
2020	2,067,833	2,186,333	904,712	931,262	110	106	48,132,000	5.8%

(1)
Total compensation of Mr. Phillips, our CEO, for all periods presented.
(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid.” The Reconciliation of Compensation Actually Paid Adjustments table below details the applicable adjustments that were made to determine “compensation actually paid."
(3)
Since Jude Beres, our CFO, is our only non-CEO named executive officer, the dollar amounts reported for the non-CEO NEOs represent amounts for Mr. Beres for all periods presented. The Reconciliation of Compensation Actually Paid Adjustments table below details the applicable adjustments that were made to determine “compensation actually paid.”
(4)
Total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period.
(5)
The peer group used by the Company consists of the companies used in the Company’s performance graph as required by Item 201(e) of Regulation S-K and reported in Part II, Item 5 of its annual report on Form 10-K for the fiscal year ended December 31, 2023, namely the Nasdaq Transportation Index.
(6)
Operating margin is calculated as income from operations divided by total revenues, as included in our annual financial statements.

Year	Summary Compensation Table “Total” Column ($)	Subtract Summary Compensation Table “Stock Awards” Column ($)	Add Year-End Fair Value of Unvested Equity Awards Granted in Year ($)	Add / (Subtract) Year Over Year Change in Fair Value of Unvested Equity Awards Granted in Prior Years ($)	Add / (Subtract) Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year ($)	Compensation Actually Paid ($)
CEO
2023	1,232,090	(252,007)	255,935	(325,200)	(2,000)	908,818
2022	1,147,402	-	-	911,250	(2,725)	2,055,927
2021	1,000,165	-	-	(112,450)	8,325	896,040
2020	2,067,833	(1,129,200)	1,235,400	12,225	75	2,186,333
Non-CEO NEOs (1)
2023	982,393	(232,887)	236,517	(27,100)	(2,000)	956,923
2022	828,823	-	-	109,350	(2,725)	935,448
2021	871,654	-	-	(17,300)	8,325	862,679
2020	904,712	(88,700)	102,950	12,225	75	931,262

(1)
Since Jude Beres, our CFO, is our only non-CEO named executive officer, the dollar amounts reported for the non-CEO NEOs represent amounts for Mr. Beres for all periods presented.

Relationship between “Compensation Actually Paid” and Performance

The following graphs represent the relationship between the compensation “actually paid” as disclosed in the Pay vs. Performance Table and the Company TSR, Peer Group Index TSR, Net Income, and Operating Margin:

Relationship Between Compensation Actually Paid and ULH TSR

Relationship Between Compensation Actually Paid and ULH TSR
Compensation Actually Paid
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
ULH TSR
(value of initial $100 investment)
200
180
160
140
120
100
80
60
40
20
-
2020
2021
2022
2023
CEO Compensation
ULH TSR

Relationship Between Compensation Actually Paid and Peer Group TSR

Relationship Between Compensation Actually Paid and Peer Group TSR
Compensation Actually Paid
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Peer Group TSR
(value of initial $100 investment)
140
120
100
80
60
40
20
-
2020
2021
2022
2023
CEO Compensation
Peer Group TSR

Relationship Between Compensation Actually Paid and Net Income

Relationship Between Compensation Actually Paid and Net Income
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Compensation Actually Paid
$180,000
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
Net Income ($, thousands)
2020
2021
2022
2023
CEO Compensation
Net Income

Relationship Between Compensation Actually Paid and Operating Margin

Relationship Between Compensation Actually Paid and Operating Margin
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Compensation Actually Paid
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Operating Margin
2020
2021
2022
2023
CEO Compensation
Operating Margin

Most Important Financial Performance Measures for 2023

In our assessment, the most important financial performance measures we use to link compensation actually paid to the CEO and Non-CEO NEOs to Company performance for fiscal 2023 are:

•
Operating Margin,
•
Revenue Growth, and
•
EBITDA Margin.

AUDIT-RELATED MATTERS

Audit Committee Report

Each current member of the Audit Committee is independent, as independence for our Audit Committee members is defined in the NASDAQ listing standards and the rules of the SEC.

The Audit Committee’s primary purpose is to assist the Board of Directors in overseeing:

•
the accounting and financial reporting process;
•
audits of financial statements and internal control over financial reporting; and
•
internal control and audit functions.

In fulfilling its responsibilities, the Audit Committee supervises the relationship between us and our independent auditor, including having direct responsibility for the auditor’s appointment, compensation and retention, reviewing the scope of its audit services, and approving audit and permissible non-audit services. The Audit Committee reviews and discusses the annual and quarterly financial statements and reviews the activities of our internal audit function.

Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls and reporting to the Audit Committee on any significant deficiencies or material weaknesses that are found.

The Audit Committee discussed with Universal’s independent registered public accounting firm, Grant Thornton LLP, who is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, its judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board, including the matters required to be discussed pursuant to Auditing Standard 1301 (Communications with Audit Committees). The Audit Committee and Grant Thornton also reviewed management’s assessment included in management’s report on internal control over financial reporting and Grant Thornton’s opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023.

The Audit Committee has discussed with Grant Thornton the firm’s independence from management and us and has received from Grant Thornton the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence). The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining Grant Thornton’s independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2023, with both management and our independent registered public accounting firm. The Audit Committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Audit Committee Members

Richard P. Urban, Chairman

Grant E. Belanger

Daniel J. Deane

Audit Committee Approval Policies

The Audit Committee pre-approves audit services and non-audit services that are to be performed for us by our independent auditor. The Audit Committee has delegated authority to its chairman, or any two of its other members acting together, to approve, between meetings of the Audit Committee, audit services and permissible non-audit services. Approvals between meetings are required to be reported to the Audit Committee at its next meeting. In addition to there being engagement letters for audit services, the Audit Committee has determined that there should be an engagement letter for any non-audit services that are to be performed by the independent auditor. All of the services described in the table above were pre-approved by the Audit Committee or by the chairman of the Audit Committee under the authority delegated by the Audit Committee.

Services Provided by Outside Auditors

The following table shows the fees for professional services of Grant Thornton for audit and other services they provided to us for 2023 and 2022.

	2023	2022
Audit Fees (1)	$735,075	$599,737
Audit-Related Fees (2)	63,000	54,000
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$798,075	$653,737
(1)
Includes fees billed for professional services for the audit of our financial statements included in our annual report on Form 10-K, and reviews of our financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagement, including consents issued in connection with SEC filings.
(2)
Other fees for 2023 and 2022 related to fees charged for services regarding a separate audit of a group of subsidiaries and supplemental opinions required in connection with the Company’s credit facilities.

PROPOSALS TO BE PRESENTED AT THE MEETING

Proposal No. 1: Election of Directors

Our board of directors has nominated for election at the Annual Meeting each of the following persons to serve until the 2024 Annual Meeting of Shareholders or until their successors are duly elected and qualified:

Grant E. Belanger

Frederick P. Calderone

Daniel J. Deane

Clarence W. Gooden

Marcus D. Hudson

Matthew J. Moroun

Matthew T. Moroun

Timothy Phillips

Michael A. Regan

Richard P. Urban

H. E. Scott Wolfe

Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for the election of the 11 director nominees. All of the nominees have indicated their willingness to serve on the Board. If any nominee should become unwilling or unavailable to serve, our Board may select a substitute nominee, and in that event the proxies intend to vote all proxies for the person selected. If a substitute nominee is not selected, the proxies intend to vote for the election of the remaining nominees. Our Board has no reason to believe that any of the nominees will become unavailable to serve.

Our Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed above to our Board of Directors.

Proposal No. 2: Approval of the 2024 Equity Incentive Plan

Introduction

We are asking shareholders to approve our 2024 Equity Incentive Plan (the “2024 Plan”) at the Annual Meeting. The 2024 Plan was approved by our Board on February 14, 2024 subject to the approval of our shareholders. Our Board recommends that the shareholders vote for approval of the Plan.

Our Amended and Restated 2014 Equity Incentive Plan expires in April of 2024, after which no further awards may be granted under that plan. The approval by our shareholders of the 2024 Plan will allow us to continue to grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and unrestricted common stock to our employees, officers and directors, as well as consultants and advisors. We believe that our ability to grant this broad array of equity incentives is critical to secure, retain and incentivize our talented service providers and to respond to market conditions and best practices.

We are seeking approval for 750,000 shares to be available for issuance under the 2024 Plan. We believe that 750,000 shares under the 2024 Plan will be sufficient to fund our equity compensation needs for the duration of the plan based on historical grant practices. We also believe our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and incentives that are intended to align their interests with those of the Company’s shareholders. Without shareholder approval of the 2024 Plan, we will no longer be able to make grants of equity-based compensation awards.

Accordingly, the Board believes that approval of the 2024 Plan is in the best interests of the Company and its shareholders.

Description of the 2024 Plan

The following summary of the material terms of the 2024 Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, which is set forth in Appendix A to this proxy statement and incorporated by reference into this proposal.

The 2024 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and unrestricted common stock, each as described below (collectively, “Awards”).

Eligibility to Receive Awards. Employees, officers, directors, consultants and advisors of the Company and any of its present or future parent or subsidiary corporations are eligible to be granted Awards under the 2024 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiary corporations.

Shares Available. Subject to adjustment in connection with changes in capitalization and reorganization and change in control events, the maximum aggregate number of shares that may be issued under the 2024 Plan is 750,000 shares of our common stock. Shares subject to Awards granted under the 2024 Plan that expire unexercised or are forfeited, will become available for future grant under 2024 Plan. However, shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grants under the 2024 Plan. To the extent that an Award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the 2024 Plan. The shares of common stock available for issuance under the 2024 Plan may be authorized but unissued or reacquired shares of our common stock.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, the administrator may grant awards under the 2024 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof, on such terms consistent with the provisions of the 2024 Plan, that provide the recipient with benefits substantially similar to those provided to the recipient under the existing award which such substitute award is intended to replace. Any such substitute award shall not count against the share limits described above, except as required by reason of Section 422 and related provisions of the Code but shall be available under the 2024 Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

Administration. The 2024 Plan is administered by our Board, which, at its discretion or as legally required, may delegate such administration to our Compensation Committee or one or more additional committees. The Board has authorized the Compensation Committee to administer certain aspects of the 2024 Plan, including the granting of Awards to executive officers. In addition, subject to any requirements of applicable law, the Board may delegate to one or more of our officers the power to grant Awards (subject to any limitations under the 2024 Plan) to our employees or officers and to exercise such other powers under the 2024 Plan as the Board may determine. The Board will fix the terms of any Awards to be granted by officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted. No officer will be authorized to grant Awards to any “executive officer” as defined by Rule 3b-7 under the Exchange Act or to any “officer” as defined by Rule 16a-1 under the Exchange Act.

Subject to the provisions of our 2024 Plan, the administrator has the power to determine fair market value, select the recipients of Awards, determine the number of shares to be covered by each Award, approve forms of Award agreements for use under the 2024 Plan, determine the terms and conditions, not inconsistent with the terms of the 2024 Plan, of any Award including, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares relating thereto, based in each case on such factors as the administrator will determine. The administrator also has the power to construe and interpret the terms of the 2024 Plan and Awards granted pursuant to it, prescribe, amend and rescind rules and regulations relating to the plan, including rules and regulations established for the purpose of satisfying applicable foreign laws, for qualifying for favorable tax treatment under applicable foreign laws or facilitating compliance with foreign laws and the creation of sub-plans for any of these purposes, modify or amend each Award (subject to the terms of the 2024 Plan), determine the manner in which participants satisfy withholding tax obligations relating to Awards, authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the administrator, allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under an Award, and make all other determinations deemed necessary or advisable for administering the plan. The administrator’s decisions, determinations and interpretations will be final and binding on all participants and any other holders of Awards.

Awards.

Incentive Stock Options and Nonstatutory Stock Options. The administrator may grant incentive or nonstatutory stock options under our 2024 Plan, provided that incentive stock options are only granted to employees. The exercise price of such options must equal at least the fair market value of our common stock on the date of grant. The term of an option may not exceed ten years; provided, however, that an incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock, or of certain of our subsidiary corporations, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of our common stock on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, check, promissory note (to the extent permitted by applicable law), shares (subject to certain requirements), consideration received by us under a broker-assisted (or other) cashless exercise program implemented by us in connection with the 2024 Plan, for nonstatutory stock options only, by net exercise and/or by such other consideration or method of payment to the extent permitted by applicable law. Subject to the provisions of our 2024 Plan, the administrator determines the remaining terms of the options, for example, the vesting provisions. After the termination of the services of an employee, director or consultant, the option may be exercised, to the extent vested as of such date of termination, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for twelve months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights. Stock appreciation rights may be granted under our 2024 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to the provisions of our 2024 Plan, the administrator determines the terms of stock appreciation rights, including when such rights vest and become exercisable and whether to settle such Awards in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. The maximum term of a stock appreciation right and terms on which a stock appreciation right may be exercised following a termination of service as an employee, director or consultant are the same as those described for options above. The specific terms will be set forth in an Award agreement.

Restricted Stock. Restricted stock may be granted under our 2024 Plan. Restricted stock awards are grants of shares of our common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse, in accordance with terms and conditions established by the administrator. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the administrator or continued service. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards will have voting rights with respect to such shares upon grant without regard to vesting unless the administrator provides otherwise. Any dividend or other distribution declared and paid by us with respect to a share of restricted stock shall be paid to the participant only if and when such shares of restricted stock become free from any applicable restrictions on transferability and forfeitability. Shares of restricted stock that do not vest for any reason will be forfeited by the recipient and will revert to us. The specific terms will be set forth in an Award agreement. Unless we determine otherwise, shares of restricted stock are held by us as escrow agent until the applicable restrictions have lapsed.

Restricted Stock Units. Restricted stock units may be granted under our 2024 Plan as determined in the discretion of the administrator. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one share of our common stock. The administrator determines the terms and conditions of restricted stock units including the vesting criteria, which may include achievement of specified performance criteria or continued service, and the form and timing of payment. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator may provide that a grant of restricted stock units may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which such dividend equivalents are awarded. The administrator determines in its sole discretion whether an Award will be settled in stock, cash or a combination of both. The specific terms will be set forth in an Award agreement. On the date set forth in the applicable Award agreement all unearned restricted stock units are forfeited to us.

Performance Units and Performance Shares. Performance units (which are Awards that may be settled for cash, stock or other securities, or a combination thereof) and performance shares (which are Awards denominated in shares) may be granted under our 2024 Plan. Performance units and performance shares are Awards that will result in a payment to a participant only if performance goals established by the administrator are achieved and any other applicable vesting provisions are satisfied. Performance units have an initial dollar value established by the administrator prior to the grant date, and performance shares have an initial value equal to the fair market value of our common stock on the grant date. The administrator will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and value of performance units and performance shares to be paid out to participants. The time period during which the performance objectives or other vesting provisions must be met is the “performance period” of the applicable performance unit or performance share award. In no event will dividends or dividend equivalents be paid with respect to unvested performance units or performance shares prior to the time of vesting of the underlying performance units or performance shares, with respect to which the dividend or dividend equivalent is accrued.

For purposes of the performance units and performance shares, performance goals will be established by the administrator on the basis of targets to be attained with respect to performance measures established by the administrator, which can include the following measures of business or financial performance, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP or other basis, in each case, as determined by the administrator:

•
total revenue;
•
fuel surcharge revenue;
•
revenue, excluding fuel surcharge;
•
operating income;
•
operating ratio;
•
income or earnings before taxes, interest, depreciation and/or amortization;
•
income or earnings from continuing operations;
•
effective tax rates;
•
cash taxes;
•
net income;

•
pre-tax income or after-tax income;
•
operating expenses, or any component expense thereof;
•
financing or capital transactions;
•
gross margin;
•
operating margin or profit margin;
•
capital expenditures, cost targets, and expense management;
•
total assets;
•
return on assets (gross or net), return on investment, return on capital, or return on shareholder equity;
•
cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;
•
stock price or total shareholder return;
•
earnings or book value per share (basic or diluted);
•
economic value created;
•
pre-tax profit or after-tax profit;
•
freight rates or any other customer pricing measure;
•
customer growth, retention or diversification;
•
goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions;
•
changes in revenue equipment counts or utilization;
•
goals relating to human capital management, including but not limited to driver or other employee recruiting, retention or turnover, results from employee surveys, employee safety, employee accident and/or injury rates, headcount, performance management, or completion of employee training initiatives;
•
goals relating to transportation safety measures, ratings, incidents or initiatives;
•
goals related to equipment maintenance; and
•
key regulatory objectives.

The administrator may specify that such performance measures shall be adjusted to exclude any one or more of:

•
extraordinary items;
•
gains or losses on the dispositions of assets;
•
the cumulative effects of changes in accounting principles;
•
the writedown of any asset;
•
unusual and/or infrequent events impacting Company performance; and
•
any other events affecting the Company.

As determined in the discretion of the administrator, the performance measures for any performance period may (a) differ from participant to participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a specific participant or one or more subsidiaries, divisions, departments, regions, locations, segments, functions or business units of the Company, (c) be measured on a per share, per truck, trailer or other revenue equipment unit, per mile, per lane, per customer, per employee, and/or other objective or subjective basis, (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). Without limiting the foregoing, the administrator shall adjust any performance criteria, performance measures or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock, and may take into account other factors (including subjective factors).

After the applicable performance period of a performance award has ended, the holder of such Award will be entitled to receive a payout of the number of performance units or performance shares earned by the participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals or other vesting provisions have been achieved. Notwithstanding any provision of the 2024 Plan, the administrator may adjust downwards the cash or number of shares payable pursuant to a performance award if it determines, in its sole discretion, that such adjustment is appropriate.

The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof. The specific terms will be set forth in an Award agreement. On the date set forth in the applicable Award agreement, all unearned or unvested performance units or performance shares will be forfeited to the Company.

Unrestricted Common Stock. The administrator may also grant awards of unrestricted common stock, in such amounts and on such terms as it determines, subject to the terms and conditions set forth in the 2024 Plan. Awards of unrestricted common stock would vest immediately and would not be subject to any restricted period. Except as required by applicable laws, no payment would be required for shares of unrestricted common stock. The Company would issue, in the name of each Participant to whom unrestricted shares are granted, the total number of shares granted to the participant as soon as reasonably practicable after the grant date or on such later date as the Committee determines at the time of grant.

No Repricing or Purchases of Underwater Options Without Shareholder Approval. Unless approved by our shareholders (except as provided under the 2024 Plan in connection with certain changes in capitalization and reorganizations), (i) options and stock appreciation rights issued under the 2024 Plan shall not be amended to lower their exercise price, (ii) options and stock appreciation rights issued under the 2024 Plan will not be exchanged for other options or stock appreciation rights with lower exercise prices, (iii) options and stock appreciation rights issued under the 2024 Plan with an exercise price in excess of the fair market value of the underlying shares will not be exchanged for cash or other property, and (iv) no other action shall be taken with respect to options or stock appreciation rights that would be treated as a repricing under the rules of the principal stock exchange or market system on which our shares are listed.

Transferability of Awards. Unless the administrator provides otherwise, an Award granted under our 2024 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and only the recipient of an option or stock appreciation right may exercise such an Award during his or her lifetime.

Limit Applicable to Non-employee Directors. The maximum aggregate value (calculated, for Awards granted under the 2024 Plan, based on the grant date fair value for financial reporting purposes) of all compensation granted or paid, as applicable, in any fiscal year, including Awards and cash compensation, to any individual non-employee director may not exceed $750,000; provided, however, that our Board may make exceptions to this limit for any non-employee director in extraordinary circumstances, as the Board may determine in its sole discretion, provided that the non-employee director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

New Plan Benefits. The granting of Awards under the 2024 Plan is discretionary and will depend on the actions of the administrator. Therefore, it is not possible to determine the number or type of awards to be granted in the future to any particular person or group if our shareholders approve the 2024 Plan. Information regarding our recent practices with respect to annual incentive awards and stock-based compensation under existing plans is presented in the “Summary Compensation Table,” the “Grants of Plan-Based Awards in Fiscal 2023” table and the “Outstanding Equity Awards at Fiscal Year End” table found elsewhere in this proxy statement.

Fair Market Value of Shares. On March 8, 2024, the last reported sale price of our common stock on the NASDAQ Global Market was $37.60.

Changes in Capitalization and Reorganization Events. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of shares of our common stock or other securities of the Company or other significant corporate transaction, or if another change affecting our shares of common stock occurs, to prevent diminution or enlargement of the benefits or potential benefits available under the 2024 Plan, the administrator will, in a manner it deems equitable, make adjustments to one or more of the number and class of shares that may be delivered under the 2024 Plan or the number, class and price of shares covered by each outstanding Award, the numerical share limits and the share counting provisions contained in the 2024 Plan. In the event of our proposed winding up, liquidation or dissolution, the administrator will notify participants as soon as practicable prior to the effective date of the proposed transaction and all unexercised Awards will terminate immediately prior to the consummation of such proposed transaction.

Change in Control Events. Our 2024 Plan provides that, except as set forth in an Award agreement, to the extent the successor corporation in a merger or change in control, as such term is defined under the 2024 Plan, does not assume or substitute an equivalent Award for any outstanding award under the 2024 Plan, then such Award will fully vest, all restrictions on such Award will lapse, all performance goals or other vesting criteria applicable to such Award will be deemed achieved at 100% of target levels, and all other terms and conditions deemed met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Plan Amendment, Termination. The Board has the authority to amend, suspend or terminate the 2024 Plan at any time. However, no amendment, alteration, suspension or termination of the 2024 Plan may impair the rights of any participant, unless mutually agreed otherwise, in a written signed agreement between the participant and the administrator. The 2024 Plan requires that we obtain shareholder approval of any plan amendment to the extent necessary and desirable to comply with applicable laws and the rules of any stock exchange or quotation system on which shares of our common stock are listed or quoted. If approved by our shareholders at the Annual Meeting on April 24, 2024, our 2024 Plan will automatically terminate on April 24, 2034, unless we terminate it sooner.

Federal Income Tax Consequences. The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2024 Plan. This summary is based on the income federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws or assumptions could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit if sales proceeds exceed the exercise price. The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (i.e., sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right (“SAR”). A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the fair market value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the stock vests the participant will have compensation income equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit (“RSU”). A participant is not permitted to make a Section 83(b) election with respect to an RSU award. Upon distribution of vested stock subject to the RSU, the participant will have income in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the distribution date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Performance Units/Performance Shares. The tax consequences associated with any performance unit or performance share awards granted under the 2024 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Unrestricted Common Stock. A participant will have income upon the grant of unrestricted shares of common stock. A participant will have compensation income equal to the fair market value of the stock on the day the participant receives the grant of shares. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the day the participant receives the shares. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Us. There will be no tax consequences to us with respect to Awards made under the 2024 Plan, except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Our Board of Directors unanimously recommends a vote FOR approval of the 2024 Plan.

Proposal No. 3: Ratification of Appointment of Independent Registered Accounting Firm

The firm of Grant Thornton LLP has been selected by our Audit Committee to serve as our independent registered public accounting firm for the year ending December 31, 2024.

Although the submission of this matter for approval by the shareholders is not legally required, the Board believes that such a submission follows sound business practice and is in the best interests of the shareholders.

If the appointment is not ratified by the holders of a majority of the shares present in person or by proxy at the annual meeting, we will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 2025 because of the difficulty and expense of making such a substitution.

A representative of Grant Thornton is expected to attend the annual meeting and will be available to respond to appropriate questions. That representative will have the opportunity to make a statement if he or she so desires.

Our Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered accounting firm for the 2024 calendar year.

OTHER MATTERS

We do not know of any matters to be brought before the meeting other than those described in this proxy statement. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

ADDITIONAL INFORMATION

Availability of Annual Report to Shareholders and Form 10-K

Additional information concerning us, including our financial statements, is provided in our 2023 Annual Report to Shareholders that accompanies this proxy statement. Our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, is available to shareholders who make a written request for it to our secretary, Steven Fitzpatrick, at our principal executive office, 12755 E. Nine Mile Road, Warren, Michigan 48089. Copies of exhibits filed with that report or referenced in it will be furnished to shareholders of record upon request and payment of our expenses in furnishing such documents. The Annual Report is also available on our website at www.universallogistics.com under the captions of “Investor Relations” and “Corporate Governance.”

Shareholder Proposals for 2025 Annual Meeting

If you wish to submit a proposal to be considered at the 2025 annual meeting, you must comply with the following procedures. Any communication to be made to our secretary as described below should be sent to Secretary, Universal Logistics Holdings, Inc., 12755 E. Nine Mile Road, Warren, Michigan 48089.

Proxy Statement Proposal

If you intend to present a proposal for inclusion in our proxy statement for the 2025 annual meeting, you must give written notice to our secretary on or before December 1, 2024. The proposal must comply with SEC regulations under Rule 14a-8.

Matters for Annual Meeting Agenda

If you intend to bring a matter before next year’s meeting, other than by submitting a proposal for inclusion in our proxy statement, our secretary must receive your notice no earlier than December 1, 2024 and no later than December 31, 2024. You must include a full description of each item, identify the name and address of the person proposing the item and, if different, provide the name and address of the shareholder on whose behalf the business is to be brought. You must also disclose the number of shares such person held of record, held beneficially, and that are represented by proxy as of the record date for the meeting and as of the date of the notice. If any item of business involves a nomination for director, you must provide all information regarding each nominee that would be required in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, as well as the written consent of each such nominee to serve if elected. If so requested by us, you must also submit all other information required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

By order of the board of directors,

/s/ Steven Fitzpatrick
Steven Fitzpatrick
Vice President – Finance and Investor Relations, Secretary

March 29, 2024

APPENDIX A

UNIVERSAL LOGISTICS HOLDINGS, INC.

2024 EQUITY INCENTIVE PLAN

1.
Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Consultants with long-term equity-based compensation to align their interests with the Company’s shareholders, and (c) to promote the success of the Company’s business. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and unrestricted Common Stock.

2.
Definitions. As used herein, the following definitions will apply:

a.
“Administrator” means the Board or the Committee of the Board that will be administering the Plan, in accordance with Section 4 of the Plan.

b.
“Affiliate” means, at the time of determination, any Parent or Subsidiary of the Company.

c.
“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

d.
“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or unrestricted Common Stock.

e.
“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

f.
“Beneficial Owner” means the definition given in Rule 13d-3 and Rule 13d-5 of the Exchange Act.

g.
“Board” means the Board of Directors of the Company.

h.
“Change in Control” except as may otherwise be provided in an Award Agreement, means the occurrence of any of the following:

i.
The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s shareholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization; provided that any Person who (1) was a Beneficial Owner of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a Beneficial Owner of more than twenty percent (20%) of the securities of the Company immediately after such merger or consolidation, and (3) is not a Moroun Family Shareholder or any group in which a Moroun Family Shareholder is a member, shall be excluded from the list of “the Company’s shareholders immediately prior to such merger, consolidation or reorganization” for purposes of the preceding calculation;

ii.
The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company or by one or more Moroun Family Shareholders, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company or (z) to a continuing or surviving entity described in Section 2(h)(i) in connection with a merger, consolidation or corporate reorganization which does not result in a Change in Control under Section 2(h)(i)); or

iii.
The consummation of any transaction as a result of which any Person or group (other than a Moroun Family Shareholder or any group in which any a Moroun Family Shareholder is a member) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this subparagraph (iii), the term “Person” shall exclude: (1) a trustee or other fiduciary holding securities under an employee benefit plan of the

Company or an Affiliate of the Company; (2) a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; (3) the Company; (4) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company; and (5) a trustee or receiver appointed for the purpose of a complete winding up, liquidation or dissolution of the Company. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

iv.
Notwithstanding the foregoing subparagraphs (i) through (iii) above, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation” (as defined for purposes of Section 409A of the Code), “Change in Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.

i.
“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

j.
“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

k.
“Common Stock” means the common stock of the Company.

l.
“Company” means Universal Logistics Holdings, Inc., a Michigan corporation, or any successor thereto.

m.
“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity (as the terms consultant and advisor are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended, or any successor form).

n.
“Director” means a member of the Board.

o.
“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

p.
“Effective Date” means the date the Plan is approved by shareholders of the Company.

q.
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

r.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

s.
“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

i.
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii.
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

iii.
In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

t.
“Fiscal Year” means the fiscal year of the Company.

u.
“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

v.
“Inside Director” means a Director who is an Employee.

w.
“Moroun Family Shareholder” means Matthew T. Moroun, Matthew J. Moroun, their immediate family members (as defined in Rule 16a-1(e)) and any trust established for the benefit of any such Person who constitutes the Beneficial Owner of the subject shares for purposes of Rule 16a-1(a)(1) or Rule 16a-1(a)(2).

x.
“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

y.
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

z.
“Option” means a stock option granted pursuant to the Plan.

aa.
“Outside Director” means a Director who is not an Employee.

bb.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent after the adoption of the Plan shall be considered a Parent commencing as of such date.

cc.
“Participant” means the holder of an outstanding Award.

dd.
“Performance Goal” means a performance goal established by the Administrator pursuant to Section 10(c) of the Plan.

ee.
“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

ff.
“Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

gg. “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

hh. “Person” has the meaning set forth in Section 13(d) and 14(d) of the Exchange Act.

ii. “Plan” means this 2024 Equity Incentive Plan.

jj. “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.

kk. “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

ll. “Rule 16a-1(e)” means Rule 16a-1(e) of the Exchange Act or any successor to Rule 16a-1(e), as in effect when discretion is being exercised with respect to the Plan.

mm. “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

nn. “Section 16(b)” means Section 16(b) of the Exchange Act.

oo. “Service Provider” means an Employee, Director or Consultant.

pp. “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

qq. “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

rr. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

3.
Stock Subject to the Plan.

a.
Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 750,000 Shares (the “Share Reserve”). The Shares may be authorized, but unissued, or reacquired Common Stock. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in this Section 3(a).

b.
Lapsed Awards. To the extent an Award expires, is surrendered or becomes unexercisable without having been exercised or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, the total number of shares of Common Stock subject to such Stock Appreciation Rights (and not the net number of shares of Common Stock actually issued pursuant to such Stock Appreciation Rights) will cease to be available under the Plan. Notwithstanding the foregoing (and except with respect to Shares of Restricted Stock that are forfeited rather than vesting), Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are (x) Shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, or (y) Shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes under Options, Stock Appreciation Rights or other Awards. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. In addition, shares of Common Stock repurchased by the Company with the proceeds of the exercise prices for any Options may not be reissued under the Plan.

c.
Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof (“Substitute Awards”). The terms and conditions of such Substitute Awards shall be set forth in an Award Agreement and shall, except as may be inconsistent with any provision of the Plan, to the extent practicable provide the recipient with benefits (including economic value) substantially similar to those provided to the recipient under the existing award which such Substitute Award is intended to replace. Substitute Awards shall not count against the overall share limit set forth in the Plan, except as may be required by reason of Section 422 and related provisions of the Code but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

d.
Prior Plan. Following the approval of the Plan by the shareholders of the Company, no new awards may be granted under the Company’s 2014 Amended and Restated Stock Incentive Plan, as amended (the “2014 Plan”). Awards outstanding under the 2014 Plan shall remain in full force and effect under the 2014 Plan according to its terms.

4.
Administration of the Plan.

a.
Procedure.

i.
Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

ii.
Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

iii.
Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

b.
Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

i.
to determine the Fair Market Value;

ii.
to select the Service Providers to whom Awards may be granted hereunder;

iii.
to determine the number of Shares to be covered by each Award granted hereunder;

iv.
to approve forms of Award Agreements for use under the Plan;

v.
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

vi.
to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

vii.
to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying applicable foreign laws, for qualifying for favorable tax treatment under applicable foreign laws or facilitating compliance with foreign laws; and sub-plans may be created for any of these purposes;

viii.
to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(a) and Section 6(b) of the Plan);

ix.
to allow Participants to satisfy withholding or other tax obligations in such manner as prescribed in Section 15 of the Plan;

x.
to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

xi.
to make all other determinations deemed necessary or advisable for administering the Plan.

c.
Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

d.
No Option or Stock Appreciation Right Repricing Without Shareholder Approval. Except as provided in Section 14(a) hereof relating to certain anti-dilution adjustments, unless the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of the Company’s shareholders is obtained, (i) Options and Stock Appreciation Rights issued under the Plan shall not be amended to lower their exercise price, (ii) Options and Stock Appreciation Rights issued under the Plan will not be exchanged for other Options or Stock Appreciation Rights with lower exercise prices, (iii) Options and Stock Appreciation Rights issued under the Plan with an exercise price in excess of the Fair Market Value of the underlying Shares will not be exchanged for cash or other property, and (iv) no other action shall be taken with respect to Options or Stock Appreciation Rights that would be treated as a repricing under the rules of the principal stock exchange or market system on which the Shares are listed.

e.
Delegation by the Board. Subject to any requirements of Applicable Law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to Employees of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any Officer of the Company.

5.
Award Eligibility and Limitations.

a.
Award Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and unrestricted Common Stock may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

b.
Limit on Awards to Outside Directors. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as an Outside Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Outside Director, will not exceed seven hundred and fifty thousand dollars ($750,000) in total value, calculating the value of any Awards based on the grant date fair value of such Awards for financial reporting purposes. The Board may make an exception to the applicable limit in this Section 5(b) for any Outside Director in extraordinary circumstances, as the Board may determine in its discretion, provided that any Outside Director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

c.
Rights Under the Plan. No Person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Award until the date of the issuance of such shares on the books and records of the Company. Except as otherwise expressly provided in Section 13 hereof, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 5(c) is intended, or should be construed, to limit authority of the Administrator to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.

6.
Stock Options.

a.
Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. With respect to the Committee’s authority in Section 4(b)(viii), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the grant date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 4(b)(viii) shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.

b.
Term of Option. The term of each Option will be stated in the Award Agreement and will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

c.
Option Exercise Price and Consideration.

i.
Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

1.
In the case of an Incentive Stock Option,

a.
granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; and

b.
granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

2.
In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

ii.
Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

iii.
Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that (A) such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised, (B) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements, and (C) accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) for Nonstatutory Stock Options, by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

d.
Exercise of Option.

i.
Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

ii.
Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

iii.
Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s

Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

iv.
Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.
Restricted Stock.

a.
Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

b.
Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

c.
Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

d.
Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate. Unless provided otherwise in an Award Agreement, the Participant shall have no right to vote or to receive dividends or other distributions with respect to shares of Restricted Stock that have not vested.

e.
Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

f.
Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.
Restricted Stock Units.

a.
Grant. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

b.
Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis (including the passage of time) determined by the Administrator in its discretion.

c.
Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

d.
No Dividend Equivalents On Unvested Restricted Stock Units. The Award Agreement for Restricted Stock Units may provide a Participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding Shares (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or Shares, shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, and shall not be settled prior to vesting of the Restricted Stock Units with respect to which paid. No interest will be paid on Dividend Equivalents.

e.
Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

f.
Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.
Stock Appreciation Rights.

a.
Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

b.
Number of Shares. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

c.
Exercise Price and Other Terms. The per share exercise price for the Shares underlying an Award of Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

d.
Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the number of Shares underlying the Award, the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

e.
Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

f.
Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

i.
The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; multiplied by

ii.
The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon a Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.
Performance Units and Performance Shares.

a.
Grant. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion, and the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

b.
Value. Subject to the terms and conditions of the Plan, each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant and each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

c.
Performance Objectives and Other Terms. The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Service Provider. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, may determine.

d.
Measurement of Performance Goals. Performance Goals shall be established by the Administrator on the basis of targets to be attained with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

i.
Performance Measures. For each Performance Period, the Administrator shall establish the Performance Measures, if any, and any particulars, components and adjustments relating thereto, applicable to each Participant. The Performance Measures, if any, will be based upon the achievement of a specified percentage or level in one or more discretionary or non-discretionary factors preestablished by the Administrator. Performance Measures may be one or more of the following or based on such other performance criteria as the Administrator may deem appropriate, and may be determined pursuant to generally accepted accounting principles (“GAAP”), non-GAAP or other basis, in each case as determined by the Committee: (i) total revenue; (ii) fuel surcharge revenue; (iii) revenue, excluding fuel surcharge; (iv) operating income; (v) operating ratio; (vi) income or earnings before taxes, interest, depreciation and/or amortization; (vii) income or earnings from continuing operations; (viii) effective tax rates; (ix) cash taxes; (x) net income; (xi) pre-tax income or after-tax income; (xii) operating expenses, or any component expense thereof; (xiii) financing or capital transactions; (xiv) gross margin; (xv) operating margin or profit margin; (xvi) capital expenditures, cost targets, and expense management; (xvii) total assets; (xviii) return on assets (gross or net), return on investment, return on capital, or return on shareholder equity; (xix) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xx) stock price or total shareholder return; (xxi) earnings or book value per share (basic or diluted); (xxii) economic value created; (xxiii) pre-tax profit or after-tax profit; (xxiv) freight rates or any other customer pricing measure; (xxv) customer growth, retention or diversification; (xxvi) goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (xxvii) changes in revenue equipment counts or utilization; (xxviii) goals relating to human capital management, including but not limited to driver or other employee recruiting, retention or turnover, results from employee surveys, employee safety, employee accident and/or injury rates, headcount, performance management, or completion of employee training initiatives; (xxix) goals relating to transportation safety measures, ratings, incidents or initiatives; (xxx) goals related to equipment maintenance; and (xxxi) key regulatory objectives. The Administrator may specify that such Performance Measures shall be adjusted to exclude any one or more of (a) extraordinary items, (b) gains or losses on the dispositions of assets, (c) the cumulative effects of changes in accounting principles, (d) the writedown of any asset, (e) unusual and/or infrequent events impacting Company performance, and (f) any other events affecting the Company, as determined by the Administrator.

ii.
Administrator Discretion on Performance Measures. As determined in the discretion of the Administrator, the Performance Measures for any Performance Period may (a) differ from Participant to Participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a specific Participant or one or more subsidiaries, divisions, departments, regions, locations, segments, functions or business units of the Company, (c) be measured on a per share, per truck, trailer or other revenue equipment unit, per mile, per lane, per customer, per employee, and/or other objective or subjective basis, (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). Without limiting the foregoing, the Administrator shall adjust any performance criteria, Performance Measures or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock, and may take into account other factors (including subjective factors).

e.
Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved. Notwithstanding any provision of the Plan, the Administrator may adjust downwards the cash or number of Shares payable pursuant to such an award if it determines, in its sole discretion, that such adjustment is appropriate.

f.
Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made upon the time set forth in the applicable Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

g.
No Dividends on Unvested Performance Units/Shares. Notwithstanding any provision of this Plan to the contrary, dividends and dividend equivalents shall not be paid with respect to unvested Performance Units/Shares prior to the time of vesting of the underlying Performance Units/Shares, or portion thereof, with respect to which the dividend or dividend equivalent is accrued.

h.
Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.
Unrestricted Stock. The Committee may cause the Company to grant unrestricted shares of Common Stock to Participants at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. Unrestricted Common Stock shall immediately vest and shall not be subject to any restricted period. Except as required by Applicable Laws, no payment shall be required for shares of unrestricted Common Stock. The Company shall issue, in the name of each Participant to whom unrestricted Shares have been granted, the total number of Shares granted to the Participant as soon as reasonably practicable after the date of grant or on such later date as the Committee shall determine at the time of grant.

12.
Leaves of Absence; Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence unless contrary to Applicable Law. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such leave exceeds three (3) months and reemployment upon expiration of a leave of absence approved by the Participant’s employer is not so guaranteed, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, and such Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the first (1st) day immediately following a three (3)-month period from the date the employment relationship is deemed terminated.

13.
Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.
Adjustments; Dissolution or Liquidation; Merger or Change in Control.

a.
Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award, the numerical Share limits and Share counting provisions in Section 3 of the Plan. Notwithstanding the forgoing, all adjustments under this Section 14 are intended to be made in a manner that does not result in taxation under Code Section 409A.

b.
Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

c.
Change in Control. Except as set forth in an Award Agreement, to the extent the successor corporation in a merger or Change in Control does not assume or substitute for outstanding Awards under the Plan, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15.
Tax.

a.
Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation or social insurance contributions) required to be withheld with respect to such Award (or exercise thereof).

b.
Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to all or part of the Participant’s estimated federal, state, local, foreign or other tax obligations with respect to such Award (or exercise thereof), or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to all or part of such estimated tax obligations with respect to such Award (or exercise thereof). Except as otherwise determined by the Administrator, the Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

c.
Compliance With Code Section 409A. Awards are intended to be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, it is intended that the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. Except as provided in an individual Award Agreement initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A and (ii) the Participant is a specified employee as defined in Code Section 409A(a)(2)(B)(i), in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of the application of Code Section 409A.

16.
No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, or (if different) the Participant’s employer, nor will they interfere in any way with the Participant’s right or the Participant’s employer’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.
Clawback Policy. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy adopted by the Company or that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by Applicable Laws. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate.

18.
Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.
Term of Plan. The Plan will continue in effect for a term of ten (10) years from the Effective Date, unless terminated earlier under Section 20 of the Plan.

20.
Amendment and Termination of the Plan.

a.
Amendment and Termination. The Committee may at any time amend, alter, suspend or terminate the Plan.

b.
Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

c.
Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.
Conditions Upon Issuance of Shares.

a.
Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

b.
Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

c.
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

d.
Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of Michigan, but without regard to its conflict of law provisions.

Adopted by the Board of Directors on February 14, 2024, and approved by the Company’s shareholders on [•], 2024.

eting. Yes no authorize signatures — this section must be completed for yure (joint owners) date e o o o o o o o o o o o o o o o detach and return this portion only

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 23, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33604-P07953 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

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UNIVERSAL LOGISTICS HOLDINGS, INC.

	For All	Withhold All	For All Except
A Vote on Directors			
The Board of Directors recommends that you vote FOR all the nominees listed:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. To elect 11 directors for the coming year.

Nominees:

01) Grant E. Belanger
02) Frederick P. Calderone
03) Daniel J. Deane
04) Clarence W. Gooden
05) Marcus D. Hudson
06) Matthew J. Moroun
07) Matthew T. Moroun
08) Tim Phillips
09) Michael A. Regan
10) Richard P. Urban
11) H.E. "Scott" Wolfe

B Vote on Proposal 2

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To approve the 2024 Equity Incentive Plan.	☐	☐	☐

C Vote on Proposal 3

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
3. To ratify the selection of GRANT THORNTON LLP as our independent auditors for 2024.	☐	☐	☐

OTHER ACTIONS: In their discretion, the proxies are also authorized to vote upon such other matters that may properly be brought before the meeting or any adjournments or postponements thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

D Authorize Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.

When shares are held by joint tenants, both individuals should sign. When signing as an attorney, executor, administrator, trustee or guardian, provide full title. If the shareholder is a corporation, partnership or limited liability company, sign in full corporate, partnership or company name by authorized officer or authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Tenants)	Date

Important notice regarding the availability of proxy materials for the annual meeting: the notice and proxy statement and annual report are available at www.proxyvote.com. If you have not voted via the internet or telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope. D98269-p89089 proxy — universal logistics holdings, inc. 12755 e. Nine mile road, warren, mi 48089 solicited on behalf of the board of directors for the 2023 annual meeting of shareholders revoking all prior proxies, the undersigned, a shareholder of universal logistics holdings, inc. (the "company"), hereby appoints tim phillips and jude beres, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the common stock of the undersigned in the company at the annual meeting of shareholders of universal logistics holdings, inc. To be held at 241 madison st., detroit, michigan 48226, on April 24, 2024 at 10:00 a.m., eastern time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse. In their discretion, the proxies are authorized to vote upon any other matters which may properly come before the meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directions are made, this proxy will be voted for all nominees, for proposals 2 and 4, and "every three years" for proposal 3. Continued and to be signed on reverse side see reverse side